EXECUTION

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                          INTERCREDITOR AGREEMENT

                                Dated as of
                               March 3, 2000

                                   AMONG

            STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                           NATIONAL ASSOCIATION
                       not in its individual capacity
                      but solely as Trustee under the
                   US Airways Pass Through Trust 2000-1G


                    BAYERISCHE LANDESBANK GIROZENTRALE
                       as Class G Liquidity Provider


                        MBIA INSURANCE CORPORATION
                            as Policy Provider

                                    AND

            STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                           NATIONAL ASSOCIATION
                   not in its individual capacity except
                     as expressly set forth herein but
                 solely as Subordination Agent and Trustee

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                             TABLE OF CONTENTS


                                                                           Page


ARTICLE I  DEFINITIONS...................................................... 2
SECTION 1.1.  Definitions................................................... 2
ARTICLE II  TRUST ACCOUNTS; CONTROLLING PARTY ............................. 25
SECTION 2.1.  Agreement to Terms of Subordination; Payments from
                Monies Received Only....................................... 25
SECTION 2.2.  Trust Accounts............................................... 25
SECTION 2.3.  Deposits to the Collection Account and Special
                Payments Account........................................... 27
SECTION 2.4.  Distributions of Special Payments............................ 27
SECTION 2.5.  Designated Representatives................................... 31
SECTION 2.6.  Controlling Party ........................................... 32
ARTICLE III  RECEIPT, DISTRIBUTION AND APPLICATION OF AMOUNTS RECEIVED .... 34
SECTION 3.1.  Written Notice of Distribution .............................. 34
SECTION 3.2.  Distribution of Amounts on Deposit in the
                 Collection Account ....................................... 36
SECTION 3.3.  Distribution of Amounts on Deposit Following a
                 Triggering Event.......................................... 38
SECTION 3.4.  Other Payments .............................................. 41
SECTION 3.5.  Payments to the Trustees, the Liquidity Providers
                 and the Policy Provider................................... 42
SECTION 3.6.  Liquidity Facilities ........................................ 42
SECTION 3.7.  The Policy................................................... 50
ARTICLE IV  EXERCISE OF REMEDIES .......................................... 55
SECTION 4.1.  Directions from the Controlling Party ....................... 55
SECTION 4.2.  Remedies Cumulative ......................................... 56
SECTION 4.3.  Discontinuance of Proceedings ............................... 56
SECTION 4.4.  Right of Certificateholders to Receive Payments
                Not to Be Impaired ........................................ 57
SECTION 4.5.  Undertaking for Costs ....................................... 57
ARTICLE V  DUTIES OF THE SUBORDINATION AGENT; AGREEMENTS OF TRUSTEES, ETC.. 57
SECTION 5.1.  Notice of Indenture Default or Triggering Event ............. 57
SECTION 5.2.  Indemnification ............................................. 58
SECTION 5.3.  No Duties Except as Specified in Intercreditor Agreement..... 58
SECTION 5.4.  Notice from the Liquidity Providers and Trustees ............ 58
ARTICLE VI  THE SUBORDINATION AGENT ....................................... 59
SECTION 6.1.  Authorization; Acceptance of Trusts and Duties .............. 59
SECTION 6.2.  Absence of Duties ........................................... 59
SECTION 6.3.  No Representations or Warranties as to Documents ............ 59
SECTION 6.4.  No Segregation of Monies; No Interest ....................... 59
SECTION 6.5.  Reliance; Agents; Advice of Counsel ......................... 60
SECTION 6.6.  Capacity in Which Acting .................................... 60
SECTION 6.7.  Compensation ................................................ 60
SECTION 6.8.  May Become Certificateholder ................................ 61
SECTION 6.9.  Subordination Agent Required; Eligibility ................... 61
SECTION 6.10.  Money to Be Held in Trust................................... 61
ARTICLE VII  INDEMNIFICATION OF SUBORDINATION AGENT ....................... 61
SECTION 7.1.  Scope of Indemnification .................................... 61
ARTICLE VIII  SUCCESSOR SUBORDINATION AGENT................................ 62
SECTION 8.1.  Replacement of Subordination Agent; Appointment
                of Successor .............................................. 62
ARTICLE IX  SUPPLEMENTS AND AMENDMENTS .................................... 63
SECTION 9.1.  Amendments, Waivers, etc. ................................... 63
SECTION 9.2.  Subordination Agent Protected ............................... 65
SECTION 9.3.  Effect of Supplemental Agreements ........................... 65
SECTION 9.4.  Notice to Rating Agencies ................................... 65
ARTICLE X MISCELLANEOUS ................................................... 65
SECTION 10.1.  Termination of Intercreditor Agreement ..................... 65
SECTION 10.2.  Intercreditor Agreement for Benefit of Trustees,
                  Liquidity Providers, the Policy Provider and
                  Subordination Agent ..................................... 66
SECTION 10.3.  Notices .................................................... 66
SECTION 10.4.  Severability ............................................... 67
SECTION 10.5.  No Oral Modifications or Continuing Waivers ................ 68
SECTION 10.6.  Successors and Assigns ..................................... 68
SECTION 10.7.  Headings  .................................................. 68
SECTION 10.8.  Counterpart Form ........................................... 68
SECTION 10.9.  Subordination .............................................. 68
SECTION 10.10. Governing Law .............................................. 69
SECTION 10.11. Submission to Jurisdiction; Waiver of Jury Trial;
                  Waiver of Immunity ...................................... 70


INTERCREDITOR AGREEMENT

     INTERCREDITOR AGREEMENT dated as of March 3, 2000, among STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association ("State Street"), not in its individual capacity but solely as Trustee of the Class G Trust (each such term as defined below); BAYERISCHE LANDESBANK GIROZENTRALE ("BLB"), a public law banking institution organized under the laws of the Free State of Bavaria, Germany, as Class G Liquidity Provider; MBIA INSURANCE CORPORATION, a New York stock insurance company, as the Policy Provider; and STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity except as expressly set forth herein, but solely as Subordination Agent and trustee hereunder (in such capacity, together with any successor appointed pursuant to Article VIII hereof, the "Subordination Agent").

     WHEREAS, all capitalized terms used herein shall have the respective meanings referred to in Article I hereof;

     WHEREAS, pursuant to each Indenture (i) in the case of each Aircraft that is owned by US Airways at the time such Indenture (an "Owned Aircraft Indenture") is entered into (the "Owned Aircraft"), US Airways will issue on a recourse basis up to two series of Equipment Notes to finance the purchase of such Aircraft, and (ii) in the case of each Aircraft that is leased to US Airways pursuant to a related Lease at the time such Indenture (a "Leased Aircraft Indenture") is entered into (the "Leased Aircraft"), the related Owner Trustee will issue on a nonrecourse basis up to two series of Equipment Notes to finance the purchase of such Aircraft;

     WHEREAS, pursuant to the Financing Agreements, the Class G Trust will acquire Series G Equipment Notes having an interest rate equal to the interest rate applicable to the Class G Certificates;

     WHEREAS, pursuant to the Class G Trust Agreement, the Trust created thereby proposes to issue a single class of Certificates bearing the interest rate and having the final distribution date described in such Class G Trust Agreement on the terms and subject to the conditions set forth therein;

     WHEREAS, pursuant to the Underwriting Agreement, the Underwriters propose to purchase the Class G Certificates issued by the Class G Trust in the aggregate face amount set forth opposite the name of such Class G Trust on Schedule I thereto on the terms and subject to the conditions set forth therein;

     WHEREAS, the Class G Liquidity Provider proposes to enter into a revolving credit agreement with the Subordination Agent, as agent for the Trustee of the Class G Trust, for the benefit of the Certificateholders of such Trust;

     WHEREAS, the Policy Provider proposes to enter into the Policy Provider Agreement providing for the issuance by the Policy Provider of the Policy for the benefit of the Class G Certificateholders (and, with respect to interest payments only, holders of the Escrow Receipts);

     WHEREAS, after the date hereof, a Class C Trust may be formed to issue Class C Certificates pursuant to a Class C Trust Agreement and, if and when such Class C Trust is formed, (i) the Class C Trustee will enter into this Agreement agreeing to the terms of subordination set forth in this Agreement, (ii) the Class C Trust will acquire Series C Equipment Notes having an interest rate equal to the interest rate applicable to the Class C Certificates, and (iii) if applicable, the Class C Liquidity Provider will enter into the Class C Liquidity Facility for the benefit of the Class C Certificateholders; and

     WHEREAS, it is a condition precedent to the obligations of the Underwriters under the Underwriting Agreement that the Subordination Agent, the Class G Trustee, the Liquidity Provider and the Policy Provider agree to the terms of subordination set forth in this Agreement in respect of the Class G Certificates (and, if and when issued, the Class C Certificates), and the Subordination Agent, the Class G Trustee, the Liquidity Provider and the Policy Provider, by entering into this Agreement, hereby acknowledge and agree to such terms of subordination and the other provisions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                 ARTICLE I

                                DEFINITIONS

     SECTION 1.1. Definitions . For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms used herein that are defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

          (2) all references in this Agreement to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement;

          (3) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

          (4) the term "including" shall mean "including without limitation".

     "Acceleration" means, with respect to the amounts payable in respect of the Equipment Notes issued under any Indenture, such amounts becoming immediately due and payable by declaration or otherwise. "Accelerate", "Accelerated" and "Accelerating" have meanings correlative to the foregoing.

     "Accrued Class G Interest" has the meaning specified in Section 3.7(a).

     "Adjusted Expected Distributions" means, with respect to the Certificates of any Trust on any Current Distribution Date, the sum of (x) accrued and unpaid interest on such Certificates (excluding interest, if any, payable with respect to the Deposits (if any) related to such Trust) and (y) the greater of:

          (A) the difference between (x) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust) and
     (y) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Non-Performing Equipment Notes held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of the Performing Equipment Notes held in such Trust has been paid when due (but without giving effect to any Acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the terms hereof has been paid in full and such payments have been distributed to the holders of such Certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits (if any) occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust), and

          (B) the amount of the excess, if any, of (i) the Pool Balance of such Class of Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust), less the amount of the Deposits (if any) for such Class of Certificates as of such preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate amount of the Deposits (if any) for such Class of Certificates) other than any portion of such Deposits (if any) thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement, over (ii) the Aggregate LTV Collateral Amount for such Class of Certificates for the Current Distribution Date;

provided that, until the date of the initial LTV Appraisals, clause (B) shall not apply.

     For purposes of calculating Adjusted Expected Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Adjusted Expected Distributions.

     "Advance", with respect to any Liquidity Facility, means any Advances as defined in such Liquidity Facility.

     "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Aggregate LTV Collateral Amount" for any Class of Certificates for any Distribution Date means the sum of the applicable LTV Collateral Amounts for each Leased Aircraft and Owned Aircraft, minus the Pool Balance for each Class of Certificates, if any, senior to such Class, after giving effect to any distribution of principal on such Distribution Date with respect to such senior Class or Classes.

     "Aircraft" means, with respect to each Indenture, the "Aircraft" referred to therein.

     "Appraisal" means a current fair market value appraisal (which may be a "desktop" appraisal) performed by any Appraiser or any other nationally recognized appraiser on the basis of an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell and both having knowledge of all relevant facts.

     "Appraised Current Market Value" of any Leased Aircraft or Owned Aircraft means the lower of the average and the median of the three most recent Appraisals of such Aircraft.

     "Appraisers" means BK Associates, Inc., Simat, Helliesen & Eichner, Inc. and Morten Beyer and Agnew, Inc.

     "Available Amount" means, with respect to any Liquidity Facility on any drawing date, subject to the proviso contained in the first sentence of
Section 3.6(g) hereof, an amount equal to (a) the Stated Amount of such Liquidity Facility at such time, less (b) the aggregate amount of each Interest Drawing honored by the Liquidity Provider under such Liquidity Facility on or prior to such date which has not been reimbursed or reinstated as provided in Section 3.6(g) hereof as of such date; provided that, following a Downgrade Drawing, a Non-Extension Drawing or a Final Drawing under such Liquidity Facility, the Available Amount of such Liquidity Facility shall be zero.

     "Avoided Payment" has the meaning assigned to such term in the Policy.

     "Base Rate" means the fluctuating rate of interest as published from time to time in the New York, New York edition of The Wall Street Journal, under the caption "Money Rates" as the "prime rate", the Base Rate to change when and as such published prime rate changes.

     "Basic Agreement" means the Pass Through Trust Agreement dated as of July 30, 1999 between US Airways, Inc., US Airways Group, Inc., and State Street Bank and Trust Company of Connecticut, National Association.

     "BLB" means Bayerische Landesbank Girozentrale.

     "Business Day" means any day other than a Saturday or Sunday or other day on which insurance companies or commercial banks in New York, New York, or commercial banking institutions in Pittsburgh, Pennsylvania and in the cities in which the Corporate Trust Office of the Subordination Agent or any Loan Trustee or the fiscal agent of the Policy Provider or the office of the Policy Provider are located are authorized or obligated by law or executive order to close.

     "Cash Collateral Account" means the Class G Cash Collateral Account or the Class C Cash Collateral Account (if any), as applicable.

     "Certificate" means a Class G Certificate or a Class C Certificate (if any), as applicable.

     "Certificateholder" means any holder of one or more Certificates.

     "Class" means the Class G Certificates and/or the Class C Certificates (if any), as the context may require.

     "Class C Cash Collateral Account" means, if and when any Class C Certificates are issued and the Class C Liquidity Facility is issued, an Eligible Deposit Account in the name of the Subordination Agent maintained at an Eligible Institution, which shall be the Subordination Agent if it shall so qualify, into which all amounts drawn under the Class C Liquidity Facility pursuant to Section 3.6(c), 3.6(d) or 3.6(i) shall be deposited.

     "Class C Certificateholder" means, at any time, any holder of one or more Class C Certificates (if any).

     "Class C Certificates" means any certificates if and when issued by the Class C Trust, substantially in the form of Exhibit A to the Class C Trust Agreement, and authenticated by the Class C Trustee, representing fractional undivided interests in the Class C Trust, and any certificates issued in exchange therefor or replacement thereof pursuant to the terms of the Class C Trust Agreement.

     "Class C Liquidity Facility" means, if and when any Class C Certificates are issued, initially, the Revolving Credit Agreement (if any) dated as of the date of the issuance of the Class C Certificates, between the Subordination Agent, as agent and trustee for the Class C Trustee, and the initial Class C Liquidity Provider, and, from and after the replacement of such agreement pursuant hereto, the Replacement Liquidity Facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

     "Class C Liquidity Provider" means the financial institution initially party to the Class C Liquidity Facility (if any) as the liquidity provider thereunder, together with any Replacement Liquidity Provider which has issued a Replacement Liquidity Facility to replace any Class C Liquidity Facility pursuant to Section3.6(e).

     "Class C Trust" means the US Airways Pass Through Trust 2000-1C, if and when created pursuant to the Class C Trust Agreement.

     "Class C Trust Agreement" means, if and when any Class C Certificates are issued, the Basic Agreement, as supplemented by the Supplement No. 2000-1C thereto dated as of the date of the issuance of the Class C Certificates (if any), governing the creation and administration of the US Airways Pass Through Trust 2000-1C and the issuance of the Class C Certificates (if any), as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

     "Class C Trustee" means, if and when any Class C Certificates are issued, the financial institution acting as trustee under the Class C Trust Agreement, together with any successor trustee appointed pursuant thereto.

     "Class G Cash Collateral Account" means an Eligible Deposit Account in the name of the Subordination Agent maintained at an Eligible Institution, which shall be the Subordination Agent, into which all amounts drawn under the Class G Liquidity Facility pursuant to Section 3.6(c), 3.6(d) or 3.6(i) shall be deposited.

     "Class G Certificateholder" means, at any time, any holder of one or more Class G Certificates.

     "Class G Certificates" means the certificates issued by the Class G Trust, substantially in the form of Exhibit A to the Class G Trust Agreement, and authenticated by the Class G Trustee, representing fractional undivided interests in the Class G Trust, and any certificates issued in exchange therefor or replacement thereof pursuant to the terms of the Class G Trust Agreement.

     "Class G Deposits" means the Deposits with respect to the Class G Certificates.

     "Class G Liquidity Facility" means, initially, the Revolving Credit Agreement dated as of the date hereof, between the Subordination Agent, as agent and trustee for the Class G Trustee, and the initial Class G Liquidity Provider and, from and after the replacement of such agreement pursuant hereto, the Replacement Liquidity Facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

     "Class G Liquidity Provider" means BLB, together with any Replacement Liquidity Provider which has issued a Replacement Liquidity Facility to replace any Class G Liquidity Facility pursuant to Section 3.6(e).

     "Class G Paying Agent Account" means the "Paying Agent Account" as defined in the Escrow and Paying Agent Agreement pertaining to the Class G Trust.

     "Class G Trust" means the US Airways Pass Through Trust 2000-1G created and administered pursuant to the Class G Trust Agreement.

     "Class G Trust Agreement" means the Basic Agreement, as supplemented by the Supplement No. 2000-1G thereto dated as of the date hereof, governing the creation and administration of the US Airways Pass Through Trust 2000-1G and the issuance of the Class G Certificates, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

     "Class G Trustee" means State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity except as expressly set forth in the Class G Trust Agreement, but solely as trustee under the Class G Trust Agreement, together with any successor trustee appointed pursuant thereto.

     "Closing Date" means March 3, 2000.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

     "Collection Account" means the Eligible Deposit Account established by the Subordination Agent pursuant to Section 2.2 which the Subordination Agent shall make deposits in and withdrawals from in accordance with this Agreement.

     "Consent Notice" has the meaning specified in Section 3.6(d).

     "Consent Period" has the meaning specified in Section 3.6(d).

     "Controlling Party" means the Person entitled to act as such pursuant to the terms of Section 2.6.

     "Corporate Trust Office" means, with respect to any Trustee, the Subordination Agent or any Loan Trustee, the office of such Person in the city at which, at any particular time, its corporate trust business shall be principally administered.

     "Current Distribution Date" means a Distribution Date specified as a reference date for calculating the Expected Distributions or the Adjusted Expected Distributions with respect to the Certificates of any Trust as of such Distribution Date.

     "Delivery Period Expiry Date" means the earlier of (a) February 7, 2001, and (b)the date on which Equipment Notes with respect to all New Aircraft (or Substitute Aircraft in lieu thereof) have been purchased by the Trusts in accordance with the Note Purchase Agreement; provided that if all the Equipment Notes relating to the New Aircraft (or Substitute Aircraft in lieu thereof) have not been purchased by February 7, 2001 on account of manufacturing delays that occur for reasons beyond the control of US Airways and that are not occasioned by US Airway's fault or negligence, then the February 7, 2001 date may be extended to the earlier of (i) the date on which Equipment Notes with respect to all New Aircraft (or Substitute Aircraft in lieu thereof) have been purchased by the Trusts in accordance with the Note Purchase Agreement, and (ii) June 7, 2001.

     "Deposit Agreement" shall mean, (i) with respect to the Class G Certificates, the Deposit Agreement pertaining to such Class dated the date hereof between the applicable Escrow Agent and the applicable Depositary, and (ii) with respect to the Class C Certificates (if and when issued), the Deposit Agreement (if any) pertaining to such Class dated the date of the issuance of the Class C Certificates between the applicable Escrow Agent and the applicable Depositary, in each case as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

     "Depositary" means (i) ABN AMRO Bank N.V., acting through its Chicago branch, as depositary under the Deposit Agreement with respect to the Class G Certificates, and (ii) the financial institution acting as depositary under the Deposit Agreement (if any) with respect to the Class C
Certificates (if any).

     "Deposits" with respect to any Class, shall have the meaning set forth in the Deposit Agreement (if any) pertaining to such Class.

     "Designated Representatives" means the Subordination Agent
Representatives, the Trustee Representatives and the Provider
Representatives identified under Section 2.5.

     "Disposition" has the meaning assigned to such term in Section 3.7(c). "Distribution Date" means a Regular Distribution Date or a Special Distribution Date.

     "Dollars" or "$" means United States dollars.

     "Downgrade Drawing" has the meaning assigned to such term in Section 3.6(c). "Downgraded Facility" has the meaning assigned to such term in
Section 3.6(c).

     "Drawing" means an Interest Drawing, a Final Drawing, a Non-Extension Drawing or a Downgrade Drawing, as the case may be.

     "Election Distribution Date" has the meaning assigned to such term in
Section 3.7(c).

     "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a long-term unsecured debt rating from each Rating Agency of at least A-3 or its equivalent. An Eligible Deposit Account may be maintained with a Liquidity Provider so long as such Liquidity Provider is an Eligible Institution; provided that such Liquidity Provider shall have waived all rights of set-off and counterclaim with respect to such account.

     "Eligible Institution" means (a) the corporate trust department of the Subordination Agent or any Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), which has a long-term unsecured debt rating from each Rating Agency of at least A-3 or its equivalent.

     "Eligible Investments" means (a) investments in obligations of, or guaranteed by, the United States Government having maturities no later than 90 days following the date of such investment, (b) investments in open market commercial paper of any corporation incorporated under the laws of the United States of America or any state thereof with a short-term unsecured debt rating issued by Moody's and Standard & Poor's of at least P-1 and A-1, respectively, having maturities no later than 90 days following the date of such investment or (c) investments in negotiable certificates of deposit, time deposits, banker's acceptances, commercial paper or other direct obligations of, or obligations guaranteed by, commercial banks organized under the laws of the United States or of any political subdivision thereof (or any U.S. branch of a foreign bank) with short-term unsecured debt ratings of at least P-1 by Moody's and A-1 by Standard & Poor's, having maturities no later than 90 days following the date of such investment; provided, however, that (x) all Eligible Investments that are bank obligations shall be denominated in U.S. dollars; and (y) the aggregate amount of Eligible Investments at any one time that are bank obligations issued by any one bank shall not be in excess of 5% of such bank's capital surplus; provided further that (1) any investment of the types described in clauses (a), (b) and (c) above may be made through a repurchase agreement in commercially reasonable form with a bank or other financial institution qualifying as an Eligible Institution so long as such investment is held by a third party custodian also qualifying as an Eligible Institution, and (2) all such investments set forth in clause (a),
(b) or (c) above mature no later than the Business Day immediately preceding the next Regular Distribution Date; provided further, however, that in the case of any Eligible Investment issued by a domestic branch of a foreign bank, the income from such investment shall be from sources within the United States for purposes of the Code. Notwithstanding the foregoing, no investment of the types described in clause (b) above which is issued or guaranteed by US Airways or any of its respective Affiliates, and no investment in the obligations of any one bank in excess of $10,000,000, shall be an Eligible Investment unless written approval has been obtained from the Policy Provider and a Ratings Confirmation shall have been received with respect to the making of such investment.

     "Equipment Notes" means, at any time, the Series G Equipment Notes and, if and when issued, the Series C Equipment Notes, collectively, and in each case, any Equipment Notes issued in exchange therefor or replacement thereof pursuant to the terms of the Indentures.

     "Escrow Agent" means (i) First Security Bank, National Association, as escrow agent under the Escrow and Paying Agent Agreement with respect to the Class G Certificates, and (ii) the financial institution acting as escrow agent under the Escrow and Paying Agent Agreement (if any) with respect to the Class C Certificates (if any), in each case together with its respective successors in such capacity.

     "Escrow and Paying Agent Agreement" shall mean, (i) with respect to the Class G Certificates, the Escrow and Paying Agent Agreement pertaining to such Class dated as of the date hereof among the applicable Escrow Agent, the Underwriters, the Trustee for such Class and the applicable Paying Agent, and (ii) with respect to the Class C Certificates (if and when issued) the Escrow and Paying Agent Agreement (if any) pertaining to such Class dated the date of the issuance of the Class C Certificates among the applicable Escrow Agent, the Underwriters or initial purchaser(s) of the Class C Certificates, the Trustee for such Class and the applicable Paying Agent, in each case as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

     "Escrow Receipts" has the meaning assigned to such term in the Escrow and Paying Agent Agreement for the Class G Trust.

     "Excess Interest Policy Drawing" has the meaning assigned to such term in Section 3.7(c).

     "Excess Reimbursement Obligations" means (a) in the event of any Policy Provider Election, the portion of the Policy Provider Obligations that represents, when added to that portion of any Liquidity Obligations that represents, interest on the Series G Equipment Note in respect of which the Policy Provider Election has been made in excess of 18 months of interest at the contract rate of interest applicable to such Equipment Note, (b) any interest on the Liquidity Obligations in respect of the Class G Liquidity Facility and Class C Liquidity Facility (if any) paid by the Policy Provider to the Liquidity Provider from and after the end of the 18-month period referred to in Section 3.7(c) hereof and (c) if the Policy Provider has, pursuant to either clause (A) or (B) of the proviso to
Section 2.6(c), paid to each Liquidity Provider all outstanding Drawings and interest thereon owing to such Liquidity Provider under the applicable Liquidity Facility, interest accrued at the rate of the Base Rate plus 1% per annum on the unreimbursed amount of such payment from and including the date of such payment to but excluding the date such payment shall be reimbursed in full.

     "Expected Distributions" means, with respect to the Certificates of any Trust on any Current Distribution Date, the sum of (x) accrued and unpaid interest on such Certificates (excluding interest, if any, payable with respect to the Deposits (if any) related to such Trust) and (y) the difference between (A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust) and (B) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Equipment Notes held in such Trust has been paid when due (whether at stated maturity or upon redemption, prepayment, purchase, Acceleration or otherwise) and such payments have been distributed to the holders of such Certificates and (ii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the terms hereof has been paid in full and such payments have been distributed to the holders of such Certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits (if any) occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust). For purposes of calculating Expected Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Expected Distributions. "Expiry Date" with respect to any Liquidity Facility, shall have the meaning set forth in such Liquidity Facility.

     "Facility Office" means, with respect to any Liquidity Facility, the Facility Office of the Liquidity Provider thereunder, presently located (in the case of the Class G Liquidity Facility) at Munich, Germany for BLB, or such other Facility Office as such Liquidity Provider from time to time shall notify the applicable Trustee as its Facility Office under any such Liquidity Facility, provided that such Liquidity Provider shall not change its Facility Office to a Facility Office outside the United States of America except in accordance with Section 3.01, 3.02 or 3.03 of any such Liquidity Facility.

     "Fee Letter(s)" means the Fee Letter dated as of the date hereof between BLB and the Subordination Agent with respect to the initial Class G Liquidity Facility and any fee letter entered into after the date hereof between the initial Class C Liquidity Provider and the Subordination Agent with respect to the initial Class C Liquidity Facility (if any) and any fee letter entered into between the Subordination Agent and any Replacement Liquidity Provider.

     "Final Distributions" means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such Certificates (excluding interest, if any, payable with respect to the Deposits (if any) relating to such Trust) and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (less the amount of the Deposits (if any) for such Class of Certificates as of such preceding Distribution Date other than any portion of such Deposits (if any) thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement). For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions.

     "Final Drawing" has the meaning assigned to such term in Section
3.6(i).

     "Final Legal Distribution Date" means (i) with respect to the Class G Certificates, August 20, 2018 and (ii) with respect to the Class C Certificates (if and when issued), the date to be specified in an amendment to this Agreement pursuant to Section 9.1(c) hereof.

     "Financing Agreement" means each of the Participation Agreements and the Note Purchase Agreement.

     "Indenture" means each of the Trust Indentures entered into by the Loan Trustee, and the Owner Trustee or US Airways, pursuant to the Note Purchase Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

     "Indenture Default" means, with respect to any Indenture, any Event of Default (as such term is defined in such Indenture) thereunder.

     "Indenture Estate" has, with respect to each Owned Aircraft, the meaning assigned to such term in the Owned Aircraft Indenture covering such Owned Aircraft.

     "Interest Drawing" has the meaning assigned to such term in Section
3.6(a).

     "Interest Payment Date" means, with respect to any Liquidity Facility, each date on which interest is due and payable under Section 3.07(c) or 3.07(d) of such Liquidity Facility on a Downgrade Drawing, Non-Extension Drawing or Final Drawing.

     "Investment Earnings" means investment earnings on funds on deposit in the Trust Accounts net of losses and investment expenses of the Subordination Agent in making such investments.

     "Last Payment Date" has the meaning assigned to such term in Section
3.7(c).

     "Lease" means, with respect to each Indenture pertaining to a Leased Aircraft, the "Lease" referred to therein.

     "Leased Aircraft" has the meaning assigned to such term in the preliminary statements of this Agreement.

     "Lien" means any mortgage, pledge, lien, charge, claim, disposition of title, encumbrance, lease, sublease, sub-sublease or security interest of any kind, including, without limitation, any thereof arising under any conditional sales or other title retention agreement.

     "Liquidity Event of Default" with respect to any Liquidity Facility, has the meaning assigned to such term in such Liquidity Facility.

     "Liquidity Expenses" means all Liquidity Obligations other than (i) the principal amount of any Drawings under the Liquidity Facilities and
(ii) any interest accrued on any Liquidity Obligations.

     "Liquidity Facility" means, at any time, the Class G Liquidity Facility or the Class C Liquidity Facility (if any).

     "Liquidity Obligations" means all principal, interest, fees and other amounts owing to the Liquidity Providers under the Liquidity Facilities,
Section 6(b) or 6(c) of the Participation Agreements or the Fee Letter(s).

     "Liquidity Provider" means, at any time, any Class G Liquidity Provider or any Class C Liquidity Provider, as applicable.

     "Loan Trustee" means, with respect to any Indenture, the indenture trustee thereunder.

     "LTV Appraisals" has the meaning assigned to such term in Section 4.1(a).

     "LTV Collateral Amount" of any Leased Aircraft or Owned Aircraft for any Class of Certificates means, as of any Distribution Date, the lesser of
(i) the LTV Ratio for such Class of Certificates multiplied by the Appraised Current Market Value of such Aircraft (or with respect to any such Aircraft which has suffered an Event of Loss under and as defined in the relevant Lease (in the case of a Leased Aircraft) or Indenture (in the case of an Owned Aircraft), the amount of the insurance proceeds paid to the related Loan Trustee in respect thereof to the extent then held by such Loan Trustee (and/or on deposit in the Special Payments Account) or payable to such Loan Trustee in respect thereof) and (ii) the outstanding principal amount of the Equipment Notes secured by such Aircraft after giving effect to any principal payments of such Equipment Notes on or before such Distribution Date.

     "LTV Ratio" means for the Class G Certificates 49.0% and for the Class C Certificates (if and when issued) the percentage to be specified in an amendment to this Agreement pursuant to Section 9.1(c) hereof.

     "Minimum Sale Price" means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of (a) 75% of the Appraised Current Market Value of such Aircraft and (b) the aggregate outstanding principal amount of such Equipment Notes, plus accrued and unpaid interest thereon.

     "Moody's" means Moody's Investors Service, Inc.

     "New Aircraft" shall have the meaning set forth in the Note Purchase Agreement.

     "Non-Controlling Party" means, at any time, any Trustee, Liquidity Provider or Policy Provider which is not the Controlling Party at such time.

     "Non-Extended Facility" has the meaning assigned to such term in
Section 3.6(d).

     "Non-Extension Drawing" has the meaning assigned to such term in Section3.6(d).

     "Non-Performing Equipment Note" means an Equipment Note issued pursuant to an Indenture that is not a Performing Equipment Note.

     "Note Purchase Agreement" means (i) with respect to the Series G Equipment Notes, the Note Purchase Agreement dated as of the date hereof among US Airways, the Class G Trustee, the applicable Escrow Agent, the Subordination Agent and the applicable Paying Agent, and (ii) with respect to the Series C Equipment Notes (if and when issued), the Note Purchase Agreement dated the date of issuance of the Class C Certificates among US Airways, the Class C Trustee, the Subordination Agent and, if applicable, the applicable Escrow Agent and the applicable Paying Agent, in each case as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

     "Notice for Payment" means a Notice of Nonpayment as such term is defined in the Policy.

     "Notice of Avoided Payment" has the meaning assigned to such term in the Policy.

     "Officer's Certificate" of any Person means a certification signed by a Responsible Officer of such Person.

     "Operative Agreements" means this Agreement, the Liquidity Facilities, the Policy, the Policy Provider Agreement, the Policy Fee Letter, the Indentures, the Trust Agreements, the Underwriting Agreement, the Financing Agreements, the Leases, the Fee Letter(s), the Equipment Notes and the Certificates, together with all exhibits and schedules included with any of the foregoing and each of the other documents and instruments referred to in the definitions of "Operative Documents" contained in the Leases or, in the case of any Owned Aircraft, the relevant Indenture.

     "Order" has the meaning assigned to the term "Final Order" in the Policy.

     "Outstanding" means, when used with respect to each Class of Certificates, as of the date of determination, all Certificates of such Class theretofore authenticated and delivered under the related Trust Agreement, except:

          (i) Certificates of such Class theretofore canceled by the Registrar (as defined in such Trust Agreement) or delivered to the Trustee thereunder or such Registrar for cancellation;

          (ii) Certificates of such Class for which money in the full amount required to make the final distribution with respect to such Certificates pursuant to Section11.01 of such Trust Agreement has been theretofore deposited with the related Trustee in trust for the holders of such Certificates as provided in Section 4.01 of such Trust Agreement pending distribution of such money to such Certificateholders pursuant to such final distribution payment; and

          (iii) Certificates of such Class in exchange for or in lieu of which other Certificates have been authenticated and delivered pursuant to such Trust Agreement;

provided, however, that in determining whether the holders of the requisite Outstanding amount of such Certificates have given any request, demand, authorization, direction, notice, consent or waiver hereunder, any Certificates owned by US Airways or any of its Affiliates shall be disregarded and deemed not to be Outstanding, except that, in determining whether such Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that such Trustee knows to be so owned shall be so disregarded. Certificates so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the applicable Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not US Airways or any of its Affiliates.

     "Overdue Scheduled Payment" means any Scheduled Payment which is not in fact received by the Subordination Agent within five days after the Scheduled Payment Date relating thereto.

     "Owned Aircraft" has the meaning assigned to such term in the preliminary statements of this Agreement.

     "Owner Participant" has, with respect to each Leased Aircraft, the meaning assigned to such term in the Leased Aircraft Indenture covering such Leased Aircraft.

     "Owner Trustee" means, with respect to any Indenture pertaining to a Leased Aircraft, the Owner Trustee (as defined therein) not in its individual capacity but solely as trustee under the related owner trust agreement, together with any successor trustee appointed pursuant to such owner trust agreement.

     "Participation Agreement" means, with respect to each Indenture, the "Participation Agreement" referred to therein.

     "Payee" has the meaning assigned to such term in Section 2.4(e).

     "Paying Agent" means (i) State Street Bank and Trust Company of Connecticut, National Association, as paying agent under the Escrow and Paying Agent Agreement with respect to the Class G Certificates, and (ii) the financial institution acting as paying agent under the Escrow and Paying Agent Agreement (if any) with respect to the Class C Certificates (if any), in each case together with its respective successors in such capacity.

     "Performing Equipment Note" means an Equipment Note issued pursuant to an Indenture with respect to which no payment default has occurred and is continuing (without giving effect to any Acceleration); provided that in the event of a bankruptcy proceeding involving US Airways under Title 11 of the United States Code (the "Bankruptcy Code"), (i) any payment default existing during the 60-day period under Section 1110(a)(1)(A) of the Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code) (the "Section 1110 Period") shall not be taken into consideration, unless during the Section 1110 Period the trustee in such proceeding or US Airways refuses to assume or agree to perform its obligations under the Lease related to such Equipment Note (in the case of a Leased Aircraft) or under the Indenture related to such Equipment Note (in the case of an Owned Aircraft) and (ii) any payment default occurring after the date of the order of relief in such proceeding shall not be taken into consideration if such payment default is cured under Section 1110(a)(1)(B) of the Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the Section 1110 Period.

     "Performing Note Deficiency" means any time that less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes.

     "Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof.

     "Policy" means the MBIA Financial Guaranty Insurance Policy No. 31576, issued as of the Closing Date, together with any endorsements thereto.

     "Policy Account" means the Eligible Deposit Account established by the Subordination Agent pursuant to Section 2.2(a)(iii).

     "Policy Drawing" means any payment of a claim under the Policy.

     "Policy Expenses" means all amounts (including amounts in respect of expenses) due to the Policy Provider under Section 3.7(i) hereof or the Financing Agreements other than (i) the amount of any Excess Reimbursement Obligations, (ii) any Policy Drawing, (iii)any interest accrued on any Policy Provider Obligations, (iv) reimbursement of and interest on the Liquidity Obligations in respect of the Liquidity Facilities paid by the Policy Provider to any Liquidity Provider, (v) any indemnity payments owed to the Policy Provider and (vi) any amounts that the Policy Provider is entitled to receive by virtue of the subrogation rights of the Policy Provider under the Escrow and Paying Agent Agreement for the Class G Trust, including, without limitation, fees and expenses incurred in connection with the enforcement of such rights.

     "Policy Fee Letter" means the fee letter, dated as of March 3, 2000, from the Policy Provider to the Subordination Agent and acknowledged by US Airways, setting forth the premium payable with respect to the Policy.

     "Policy Provider" means MBIA Insurance Corporation.

     "Policy Provider Agreement" means the Insurance and Indemnity Agreement dated as of the date hereof among the Subordination Agent, as agent and trustee for the Class G Trustee, US Airways and the Policy Provider as amended, supplemented or otherwise modified from time to time in accordance with its terms.

     "Policy Provider Default" shall mean the occurrence of any of the following events (a)the Policy Provider fails to make a payment required under the Policy in accordance with its terms and such failure remains unremedied for 2 Business Days following the delivery of Written Notice of such failure to the Policy Provider, (b) the Policy Provider (i) files any petition or commences any case or proceeding under any provisions of any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) makes a general assignment for the benefit of its creditors or (iii) has an order for relief entered against it under any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization that is final and non-appealable, or (c) a court of competent jurisdiction, the New York Department of Insurance or another competent regulatory authority enters a final and non-appealable order, judgment or decree (i)appointing a custodian, trustee, agent or receiver for the Policy Provider or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Policy Provider (or taking of possession of all or any material portion of the Policy Provider's property).

     "Policy Provider Election" has the meaning assigned to such term in
Section 3.7(c).

     "Policy Provider Obligations" means all reimbursement and other amounts, including, without limitation, fees and indemnities, due to the Policy Provider under the Policy Fee Letter or Section 3.7(i) hereof but shall not include (i) any interest on Policy Drawings or interest on any other payments made by the Policy Provider (except (a) if the Class G Liquidity Provider has failed to honor any Interest Drawing in accordance with Section 2.02(e) of the Class G Liquidity Facility, interest on any Policy Drawing made to cover the shortfall attributable to such failure in an amount equal to the amount of interest that would have accrued on such Interest Drawing if such Interest Drawing had been made in accordance with Section2.02(e) of the Class G Liquidity Facility, at the interest rate applicable to such Interest Drawing until such Policy Drawing has been repaid in full, up to a maximum of three such Policy Drawings and (b) if the Policy Provider has, pursuant to either clause (A) or (B) of the proviso to Section 2.6(c), paid to each Liquidity Provider all outstanding Drawings and interest thereon owing to such Liquidity Provider under the applicable Liquidity Facility, interest accrued at the rate of the Base Rate plus 1% per annum on the unreimbursed amount of such payment from and including the date of such payment to but excluding the date such payment shall be reimbursed in full) and (ii) any amounts that the Policy Provider is entitled to receive by virtue of the subrogation rights of the Policy Provider under the Escrow and Paying Agent Agreement for the Class G Trust, including, without limitation, fees and expenses incurred in connection with the enforcement of such rights. For the avoidance of doubt, and subject to the effect of payment priorities herein with respect to Excess Reimbursement Obligations, Policy Provider Obligations include reimbursement of, and interest on, the Liquidity Obligations in respect of the Class G Liquidity Facility and the Class C Liquidity Facility paid by the Policy Provider to the applicable Liquidity Provider.

     "Policy Provider Rating" shall mean the respective ratings by each of the Ratings Agencies of the Policy Provider's financial strength in respect of the Policy.

     "Policy Provider Threshold Rating" shall mean a Policy Provider Rating of Aaa by Moody's and AAA by Standard & Poor's.

     "Pool Balance" means, with respect to each Trust or the Certificates issued by any Trust, as of any date, (i) the original aggregate face amount of the Certificates of such Trust less (ii) the aggregate amount of all payments made in respect of the Certificates of such Trust or in respect of Deposits (if any) relating to such Trust other than payments made in respect of interest or premium thereon or reimbursement of any costs and expenses in connection therewith. The Pool Balance for each Trust or for the Certificates issued by any Trust as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits (if any), payment of principal of the Equipment Notes, payments under the Policy (other than in respect of interest on the Certificates) or payment with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date.

     "Prior Funds" means, with respect to any Distribution Date, any amounts received by the Escrow Agent in the Class G Paying Agent Account in respect of accrued interest on the Class G Deposits, any Drawing paid under the Class G Liquidity Facility in respect of interest due on the Class G Certificates on such Distribution Date and any withdrawal of funds from the Class G Cash Collateral Account in respect of such interest.

     "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

     "Provider Representatives" has the meaning assigned to such term in
Section 2.5(c). "Provider Incumbency Certificate" has the meaning assigned to such term in Section 2.5(c).

     "PTC Event of Default" means, with respect to each Trust Agreement, the failure to pay within 10 Business Days of the due date thereof: (i) the outstanding Pool Balance of the applicable Class of Certificates on the Final Legal Distribution Date for such Class (unless, in the case of the Class G Certificates, the Subordination Agent has made a drawing under the Policy in an aggregate amount sufficient to pay such outstanding Pool Balance and shall have distributed such amount to the Class G Trustee) or
(ii) interest due on such Certificates on any Distribution Date (unless the Subordination Agent shall have made an Interest Drawing, or a withdrawal from the Cash Collateral Account, or, in the case of the Class G Certificates, a drawing under the Policy, with respect thereto in an aggregate amount sufficient to pay such interest and shall have distributed such amount to the Trustee entitled thereto).

     "Rating Agencies" means, collectively, at any time, each nationally recognized rating agency which shall have been requested by US Airways to rate the Certificates and which shall then be rating the Certificates. The initial Rating Agencies will be Moody's and Standard & Poor's.

     "Ratings Confirmation" means, with respect to any action proposed to be taken, a written confirmation from each of the Rating Agencies that such action would not result in (i) a reduction of the rating for any Class of Certificates (without regard to the Policy in respect of the Class G Certificates) below the then current rating for such Class of Certificates or (ii) a withdrawal or suspension of the rating of any Class of Certificates.

     "Regular Distribution Dates" means each February 20 and August 20, commencing on August 20, 2000; provided, however, that, if any such day shall not be a Business Day, the related distribution shall be made on the next succeeding Business Day without additional interest.

     "Replacement Liquidity Facility" means, for any Liquidity Facility, an irrevocable revolving credit agreement (or agreements) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit) as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for the related Certificates (before downgrading of such ratings, if any, as a result of the downgrading of the applicable Liquidity Provider and without regard to the Policy), and in the case of the Class G Liquidity Facility, to be consented to by the Policy Provider, which consent shall not be unreasonably withheld or delayed, in a face amount (or in an aggregate face amount) equal to the amount of interest payable on the Certificates of such Trust (at the Stated Interest Rate for such Trust, and without regard to expected future principal payments) on the three Regular Distribution Dates following the date of replacement of such Liquidity Facility and issued by a Person (or Persons) having unsecured short-term debt ratings issued by each Rating Agency which are equal to or higher than the Threshold Rating. Without limitation of the form that a Replacement Liquidity Facility otherwise may have pursuant to the preceding sentence, a Replacement Liquidity Facility for any Class of Certificates may have a stated expiration date earlier than 15 days after the Final Legal Distribution Date of such Class of Certificates so long as such Replacement Liquidity Facility provides for a Non-Extension Drawing as contemplated by Section 3.6(d) hereof.

     "Replacement Liquidity Provider" means a Person (or Persons) who issues a Replacement Liquidity Facility.

     "Required Amount" means, with respect to each Liquidity Facility, or the Cash Collateral Account, for any Class, for any day, the sum of the aggregate amount of interest, calculated at the rate per annum equal to the Stated Interest Rate for the related Class of Certificates, that would be payable on such Class of Certificates on each of the three successive Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the succeeding two Regular Distribution Dates, in each case calculated on the basis of the Pool Balance of such Class of Certificates on such date and without regard to expected future payments of principal on such Class of Certificates. The Pool Balance for purposes of the definition of Required Amount with respect to the Class G Liquidity Facility shall, in the event of any Policy Provider Election, be deemed to be reduced by the amount (if positive) by which (a) the then outstanding principal balance of each Series G Equipment
Note in respect of which such Policy Provider Election has been made shall exceed (b) the amount of any Policy Drawings previously paid by the Policy Provider in respect of principal on such Series G Equipment Note.

     "Responsible Officer" means (i) with respect to the Subordination Agent and each of the Trustees, any officer in the corporate trust administration department of the Subordination Agent or such Trustee or any other officer customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject, (ii) with respect to each Liquidity Provider, any authorized officer of such Liquidity Provider, and (iii) with respect to the Policy Provider, any authorized officer of the Policy Provider.

     "Scheduled Payment" means, with respect to any Equipment Note, (i) any payment of principal or interest on such Equipment Note (other than an Overdue Scheduled Payment) due from the obligor thereon or (ii) any payment of interest on the corresponding Class of Certificates with funds drawn under any Liquidity Facility or the Policy, which payment represents the installment of principal at the stated maturity of such installment of principal on such Equipment Note, the payment of regularly scheduled interest accrued on the unpaid principal amount of such Equipment Note, or both; provided that any payment of principal of, premium, if any, or interest resulting from the redemption or purchase of any Equipment Note shall not constitute a Scheduled Payment.

     "Scheduled Payment Date" means, with respect to any Scheduled Payment, the date on which such Scheduled Payment is scheduled to be made.

     "Section 2.4(b) Fraction" has the meaning assigned to such term in
Section 2.4(b).

     "Series C Equipment Notes" means any equipment notes designated as "Series C Equipment Notes" if and when issued pursuant to any Indenture by the related Owner Trustee or US Airways, as the case may be, and authenticated by the Loan Trustee thereunder, and any such Equipment Notes issued in exchange therefor or replacement thereof pursuant to the terms of such Indenture.

     "Series G Equipment Notes" means the 8.11% Series G Equipment Notes issued pursuant to any Indenture by the related Owner Trustee or US Airways, as the case may be, and authenticated by the Loan Trustee thereunder, and any such Equipment Notes issued in exchange therefor or replacement thereof pursuant to the terms of such Indenture.

     "Special Distribution Date" means with respect to any Special Payment:
(i) the date chosen by the Subordination Agent pursuant to Section 2.4(a) for the distribution of such Special Payment in accordance with this Agreement, whether distributed pursuant to Section 2.4 or Section 3.3 hereof or (ii) the date chosen by the Subordination Agent pursuant to
Section 3.7(c) or Section 3.7(e), as the case may be, for the distribution of such Special Payment in accordance with the provisions thereof.

     "Special Payment" means any payment (other than a Scheduled Payment) in respect of, or any proceeds of, any Equipment Note, Trust Indenture Estate or Indenture Estate.

     "Special Payments Account" means the Eligible Deposit Account created pursuant to Section 2.2 as a sub-account to the Collection Account.

     "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "State Street" has the meaning assigned to such terms in the preliminary statements to this Agreement.

     "Stated Amount" with respect to any Liquidity Facility, means the Maximum Commitment (as defined in such Liquidity Facility) of the applicable Liquidity Provider thereunder.

     "Stated Expiration Date" has the meaning specified in Section 3.6(d).

     "Stated Interest Rate" means (i) with respect to the Class G Certificates, 8.11% per annum, and (ii) with respect to the Class C Certificates (if and when issued), the interest rate per annum to be specified in an amendment to this Agreement pursuant to Section 9.1(c) hereof.

     "Subordination Agent" has the meaning assigned to it in the preliminary statements to this Agreement.

     "Subordination Agent Incumbency Certificate" has the meaning assigned to such term in Section 2.5(a).

     "Subordination Agent Representatives" has the meaning assigned to such term in Section 2.5(a).

     "Substitute Aircraft" shall have the meaning set forth in the Note Purchase Agreement.

     "Tax" and "Taxes" mean any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, loss, damage, liability, expense, additions to tax and additional amounts or costs incurred or imposed with respect thereto) imposed or otherwise assessed by the United States of America or by any state, local or foreign government (or any subdivision or agency thereof) or other taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth and similar charges; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, taxes on goods and services, gains taxes, license, registration and documentation fees, customs duties, tariffs, and similar charges.

     "Tax Letter(s)" means the Tax Letter, dated the date hereof, between US Airways and BLB with respect to the Class G Liquidity Facility and any tax letter entered into after the date hereof between US Airways and the initial Class G Liquidity Provider with respect to the Class C Liquidity Facility (if any) and all tax letters entered into between US Airways and any Replacement Liquidity Provider. "Termination Notice" with respect to any Liquidity Facility has the meaning assigned to such term in such Liquidity Facility.

     "Threshold Rating" means the short-term unsecured debt rating of P-1 by Moody's and A-1 by Standard & Poor's.

     "Treasury Regulations" means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

     "Triggering Event" means (x) the occurrence of an Indenture Default under all of the Indentures resulting in a PTC Event of Default with respect to the most senior Class of Certificates then Outstanding, (y) the Acceleration of all of the outstanding Equipment Notes (provided that, with respect to the period prior to the Delivery Period Expiry Date, the aggregate principal balance of such Equipment Notes is in excess of $250,000,000) or (z) the occurrence of a US Airways Bankruptcy Event.

     "Trust" means either of the Class G Trust or the Class C Trust (if any).

     "Trust Accounts" has the meaning assigned to such term in Section 2.2(a).

     "Trust Agreement" means either of the Class G Trust Agreement or the Class C Trust Agreement (if any).

     "Trust Indenture Estate" has, with respect to each Leased Aircraft, the meaning assigned to such term in the Leased Aircraft Indenture covering such Leased Aircraft.

     "Trust Property" with respect to either Trust, has the meaning set forth in the Trust Agreement for such Trust.

     "Trustee" means either of the Class G Trustee or the Class C Trustee (if any).

     "Trustee Incumbency Certificate" has the meaning assigned to such term in Section 2.5(b). "Trustee Representatives" has the meaning assigned to such term in Section 2.5(b).

     "Underwriters" means Salomon Smith Barney Inc., Chase Securities Inc., Credit Lyonnais Securities (USA) Inc. and Credit Suisse First Boston Corporation.

     "Underwriting Agreement" means the Underwriting Agreement dated February 25, 2000 among the Underwriters and US Airways, relating to the purchase of the Class G Certificates by the Underwriters, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

     "US Airways" means US Airways, Inc., a Delaware corporation, and its successors and assigns.

     "US Airways Bankruptcy Event" means the occurrence and continuation of any of the following:

          (a) US Airways shall consent to the appointment of or the taking of possession by a receiver, trustee or liquidator of itself or of a substantial part of its property, or US Airways shall admit in writing its inability to pay its debts generally as they come due, or does not pay its debts generally as they become due or shall make a general assignment for the benefit of creditors, or US Airways shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation or other relief in a case under any bankruptcy laws or other insolvency laws (as in effect at such time) or an answer admitting the material allegations of a petition filed against US Airways in any such case, or US Airways shall seek relief by voluntary petition, answer or consent, under the provisions of any other bankruptcy or other similar law providing for the reorganization or winding-up of corporations (as in effect at such time) or US Airways shall seek an agreement, composition, extension or adjustment with its creditors under such laws, or US Airways' board of directors shall adopt a resolution authorizing corporate action in furtherance of any of the foregoing; or

          (b) an order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of US Airways, a receiver, trustee or liquidator of US Airways or of any substantial part of its property, or any substantial part of the property of US Airways shall be sequestered, or granting any other relief in respect of US Airways as a debtor under any bankruptcy laws or other insolvency laws (as in effect at such time), and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed, unstayed and unvacated for a period of 60 days after the date of entry thereof; or

          (c) a petition against US Airways in a case under any bankruptcy laws or other insolvency laws (as in effect at such time) is filed and not withdrawn or dismissed within 60 days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to US Airways, any court of competent jurisdiction assumes jurisdiction, custody or control of US Airways or of any substantial part of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed and unterminated for a period of 60 days.

     "US Airways Provisions" has the meaning specified in Section 9.1(a).

     "Written Notice" means, from the Subordination Agent, any Trustee, Liquidity Provider or the Policy Provider, a written instrument executed by the Designated Representative of such Person. An invoice delivered by a Liquidity Provider pursuant to Section3.1 in accordance with its normal invoicing procedures shall constitute Written Notice under such Section.


                                ARTICLE II

                     TRUST ACCOUNTS; CONTROLLING PARTY

     SECTION 2.1. Agreement to Terms of Subordination; Payments from Monies Received Only. (a) Each Trustee hereby acknowledges and agrees to the terms of subordination and distribution set forth in this Agreement in respect of each Class of Certificates and agrees to enforce such provisions and cause all payments in respect of the Equipment Notes, the Policy and the Liquidity Facilities to be applied in accordance with the terms of this Agreement. In addition, each Trustee hereby agrees to cause the Equipment Notes purchased by the related Trust to be registered in the name of the Subordination Agent or its nominee, as agent and trustee for such Trustee, to be held in trust by the Subordination Agent solely for the purpose of facilitating the enforcement of the subordination and other provisions of this Agreement.

     (b) Except as otherwise expressly provided in the next succeeding sentence of this Section 2.1, all payments to be made by the Subordination Agent hereunder shall be made only from amounts received by it that constitute Scheduled Payments, Special Payments, payments under Section 6(b) of the Participation Agreements with respect to Owned Aircraft, or payments under Sections6(b) and 6(c) of the Participation Agreements with respect to Leased Aircraft or payments under Section7 of the Note Purchase Agreement, and only to the extent that the Subordination Agent shall have received sufficient income or proceeds therefrom to enable it to make such payments in accordance with the terms hereof. Each of the Trustees and the Subordination Agent hereby agrees and, as provided in each Trust Agreement, each Certificateholder, by its acceptance of a Certificate, each Liquidity Provider, by entering into the Liquidity Facility to which it is a party, and the Policy Provider, by entering into the Policy Provider Agreement, has agreed to look solely to such amounts to the extent available for distribution to it as provided in this Agreement and to the relevant Deposits (if any) and that none of the Trustees, Owner Trustees, Loan Trustees, Owner Participants nor the Subordination Agent is personally liable to any of them for any amounts payable or any liability under this Agreement, any Trust Agreement, any Liquidity Facility, the Fee Letter(s), the Policy Provider Agreement, the Policy Fee Letter or such Certificate, except (in the case of the Subordination Agent) as expressly provided herein or (in the case of the Trustees) as expressly provided in each Trust Agreement or (in the case of the Owner Trustees and the Loan Trustees) as expressly provided in any Operative Agreement.

     SECTION 2.2. Trust Accounts. (a) Upon the execution of this
Agreement, the Subordination Agent shall establish and maintain in its name
(i) the Collection Account as an Eligible Deposit Account, bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trustees, the Certificateholders, the Liquidity Providers and the Policy Provider, (ii) as a sub-account in the Collection Account, the Special Payments Account as an Eligible Deposit Account, bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trustees, the Certificateholders, the Liquidity Providers and the Policy Provider, and
(iii) the Policy Account as an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Class G Trustee and Class G Certificateholders. The Subordination Agent shall establish and maintain the Cash Collateral Accounts pursuant to and under the circumstances set forth in Section 3.6(f) hereof. Upon such establishment and maintenance under Section 3.6(f) hereof, the Cash Collateral Accounts shall, together with the Collection Account, constitute the "Trust Accounts" hereunder.

     (b) Funds on deposit in the Trust Accounts shall be invested and reinvested by the Subordination Agent in Eligible Investments selected by the Subordination Agent if such investments are reasonably available and have maturities no later than the earlier of (i) 90 days following the date of such investment and (ii) the Business Day immediately preceding the Regular Distribution Date or the date of the related distribution pursuant to Section2.4 hereof, as the case may be, next following the date of such investment (or, in the case of any amount on deposit in the Cash Collateral Account with respect to any Liquidity Facility (with respect to such Liquidity Facility, the "Relevant Amount"), (A) in the case of a portion of the Relevant Amount equal to the amount scheduled to be paid to the Liquidity Provider with respect to such Liquidity Facility on the Regular Distribution Date next following the date of such investment in accordance with clause (iv), (v) or (vi) of Section 3.6(f), the Business Day immediately preceding such Regular Distribution Date, or (B) in the case of a portion of the Relevant Amount equal to the Relevant Amount minus the amount described in clause (A) above, the Business Day immediately preceding the scheduled Interest Payment Date with respect to such Liquidity Facility next following the date of such investment); provided, however, that upon the occurrence and during the continuation of a Triggering Event, the Subordination Agent shall invest and reinvest such amounts in accordance with the written instructions of the Controlling Party. Unless otherwise expressly provided in this Agreement (including, without limitation, with respect to Investment Earnings on amounts on deposit in the Cash Collateral Accounts, Section 3.6(f) hereof), any Investment Earnings shall be deposited in the Collection Account when received by the Subordination Agent and shall be applied by the Subordination Agent in the same manner as the other amounts on deposit in the Collection Account are to be applied and any losses shall be charged against the principal amount invested, in each case net of the Subordination Agent's reasonable fees and expenses in making such investments. The Subordination Agent shall not be liable for any loss resulting from any investment, reinvestment or liquidation required to be made under this Agreement other than by reason of its willful misconduct or gross negligence or with respect to the handling of funds, ordinary negligence. Eligible Investments and any other investment required to be made hereunder shall be held to their maturities except that any such investment may be sold (without regard to its maturity) by the Subordination Agent without instructions whenever such sale is necessary to make a distribution required under this Agreement. Uninvested funds held hereunder shall not earn or accrue interest. The Subordination Agent is authorized in making or disposing of any Eligible Investment to deal with itself (in its individual capacity) or with any one or more of its Affiliates, whether it or such Affiliates are acting as an agent of the Subordination Agent or for any third person or dealing as principal for its own account.

     (c) The Subordination Agent shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon). The Trust Accounts shall be held in trust by the Subordination Agent under the sole dominion and control of the Subordination Agent for the benefit of the Trustees, the Certificateholders, the Liquidity Providers and the Policy Provider, as the case may be. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Subordination Agent shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, to which the Policy Provider and each Rating Agency may consent) establish a new Collection Account, Special Payments Account, Policy Account or Cash Collateral Account, as the case may be, as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Collection Account, Special Payments Account, Policy Account or Cash Collateral Account, as the case may be. So long as State Street is an Eligible Institution, the Trust Accounts shall be maintained with it as Eligible Deposit Accounts.

     SECTION 2.3. Deposits to the Collection Account and Special Payments Account. (a) The Subordination Agent shall, upon receipt thereof, deposit in the Collection Account all Scheduled Payments received by it (other than any Scheduled Payment which by the express terms hereof is to be deposited to the Policy Account or a Cash Collateral Account).

     (b) The Subordination Agent shall, on each date when one or more Special Payments are made to the Subordination Agent as holder of the Equipment Notes, deposit in the Special Payments Account the aggregate amount of such Special Payments.

     SECTION 2.4. Distributions of Special Payments. (a) Notice of Special Payment. Except as provided in Section 2.4(e) below, upon receipt by the Subordination Agent, as registered holder of the Equipment Notes, of any notice of a Special Payment (or, in the absence of any such notice, upon receipt by the Subordination Agent of a Special Payment), the Subordination Agent shall promptly give notice thereof to each Trustee, the Liquidity Providers and the Policy Provider. The Subordination Agent shall promptly calculate the amount of the redemption or purchase of Equipment Notes or the amount of any Overdue Scheduled Payment, as the case may be, comprising such Special Payment under the applicable Indenture or Indentures and shall promptly send to each Trustee a Written Notice of such amount and the amount allocable to each Trust. Such Written Notice shall also set the distribution date for such Special Payment (a "Special Distribution Date"), which shall be the Business Day which immediately follows the later to occur of (x) the 15th day after the date of such Written Notice or (y) the date the Subordination Agent has received or expects to receive such Special Payment. Amounts on deposit in the Special Payments Account shall be distributed in accordance with Sections 2.4(b) and 2.4(c) hereof, as applicable.

     (b) Redemptions and Purchases of Equipment Notes. (i) So long as no Triggering Event shall have occurred (whether or not continuing), the Subordination Agent shall make distributions pursuant to this Section 2.4(b) of amounts on deposit in the Special Payments Account on account of the redemption, purchase (including, without limitation, a purchase resulting from a sale of the Equipment Notes permitted by Article IV hereof) or prepayment of all of the Equipment Notes issued pursuant to an Indenture on the Special Distribution Date for such Special Payment in the following order of priority:

     first, such amount as shall be required to pay (A) the aggregate amount of all accrued and unpaid Liquidity Expenses and Policy Expenses then in arrears ("past due amounts") plus (B) the product of
     (x) the aggregate amount of all accrued and unpaid Liquidity Expenses and Policy Expenses not in arrears to such Special Distribution Date multiplied by (y) a fraction (the "Section 2.4(b) Fraction"), the numerator of which is the aggregate outstanding principal amount of Equipment Notes being redeemed, purchased or prepaid on such Special Distribution Date and the denominator of which is the aggregate outstanding principal amount of all Equipment Notes ("accrued amounts"), shall be distributed to the Liquidity Providers and the Policy Provider first in satisfaction of any past due amounts and then in satisfaction of the accrued amounts, in each case, pro rata on the basis of the amount of Liquidity Expenses and Policy Expenses, owed to each Liquidity Provider and the Policy Provider;

     second, such amount as shall be required to pay (i) (A) all accrued and unpaid interest (including interest accrued and unpaid on any Interest Drawing or any Applied Provider Advance (as defined in any Liquidity Facility)) then in arrears on all Liquidity Obligations plus
     (B) the product of (x) the aggregate amount of all accrued and unpaid interest on all Liquidity Obligations not in arrears to such Special Distribution Date (at the rate provided in the applicable Liquidity Facility) multiplied by (y) the Section 2.4(b) Fraction (in each case determined after application of the proceeds of any Excess Interest Policy Drawing or other payment by the Policy Provider to the applicable Liquidity Provider in respect of any interest on Interest Drawings in accordance with the provisions of Section2.6(c)), (ii) (A) all accrued and unpaid interest then in arrears on any Policy Drawings made in respect of any shortfall attributable to a failure by any Liquidity Provider to honor an Interest Drawing (as more fully provided in the definition of "Policy Provider Obligations") plus (B) the product of (x) the aggregate amount of all accrued and unpaid interest on such Policy Drawings not in arrears to such Special Distribution Date multiplied by (y) the Section 2.4(b) Fraction, and
     (iii) if the Policy Provider has elected pursuant to the proviso to
     Section 2.6(c) to pay to each Liquidity Provider all outstanding Drawings and interest thereon owing to such Liquidity Provider under the applicable Liquidity Facility, the product of (x) the amount of such payment made to such Liquidity Provider attributable to interest accrued on such Drawings multiplied by (y) the Section 2.4(b) Fraction, shall be distributed to the Liquidity Providers and the Policy Provider pro rata on the basis of the amount of such Liquidity Obligations owed to each Liquidity Provider and the amount of unreimbursed Policy Provider Obligations payable under this clause "second" to the Policy Provider;

     third, such amount as shall be required (i) (A) if any Cash Collateral Account had been previously funded as provided in Section 3.6(f), to fund such Cash Collateral Account up to its Required Amount shall be deposited in such Cash Collateral Account, (B) if any Liquidity Facility shall become a Downgraded Facility or a Non-Extended Facility at a time when unreimbursed Interest Drawings under such Liquidity Facility have reduced the Available Amount thereunder to zero, to deposit into the related Cash Collateral Account an amount equal to such Cash Collateral Account's Required Amount shall be deposited in such Cash Collateral Account, and (C) if, with respect to any particular Liquidity Facility, neither subclause (i)(A) nor subclause
     (i)(B) of this clause "third" are applicable, to pay or reimburse the Liquidity Provider in respect of such Liquidity Facility in an amount equal to the amount of any unreimbursed Interest Drawings (net of any and all payments made by the Policy Provider to the applicable Liquidity Provider with respect to the principal of any Interest Drawing under such Liquidity Facility) under such Liquidity Facility and (ii) if the Policy Provider has elected pursuant to the proviso to
     Section 2.6(c) to pay to each Liquidity Provider all outstanding Drawings and interest thereon owing to such Liquidity Provider under the applicable Liquidity Facility, the product of (x) the amount of such payment made to such Liquidity Provider in respect of principal of Drawings under such Liquidity Facility multiplied by (y)the Section 2.4(b) Fraction, shall be distributed to such Liquidity Provider and the Policy Provider, pro rata on the basis of the amounts of all such deficiencies and/or unreimbursed Interest Drawings in respect of each Liquidity Provider and the amount of unreimbursed Policy Provider Obligations payable under this clause "third" to the Policy Provider;

     fourth, if, with respect to any particular Liquidity Facility, any amounts are to be distributed pursuant to either subclause (i)(A) or
     (i)(B) of clause "third" above, then the Liquidity Provider with respect to such Liquidity Facility shall be paid the excess of (x) the aggregate outstanding amount of unreimbursed Advances (whether or not then due) under such Liquidity Facility over (y) the Required Amount for the relevant Class, pro rata on the basis of such amounts in respect of each Liquidity Provider;

     fifth, such amount as shall be required to pay in full Expected Distributions to the holders of Class G Certificates on such Special Distribution Date shall be distributed to the Class G Trustee;

     sixth, such amount as shall be required to pay the Policy Provider all Policy Provider Obligations then due to the Policy Provider under the Policy Provider Agreement (other than amounts payable pursuant to clauses "first", "second" and "third" of this Section 2.4(b)(i) and any Excess Reimbursement Obligations) shall be paid to the Policy Provider;

     seventh, such amount as shall be required to pay in full Expected Distributions to the holders of Class C Certificates on such Special Distribution Date shall be distributed to the Class C Trustee;

     eighth, such amounts as shall be required to pay any Excess
     Reimbursement Obligations to the Policy Provider; and

     ninth, the balance, if any, of such Special Payment shall be transferred to the Collection Account for distribution in accordance with Section 3.2 hereof.

For the purposes of this Section 2.4(b)(i), clause (x) of the definition of "Expected Distributions" shall be deemed to read as follows: "(x) accrued, due and unpaid interest on such Certificates together with (without duplication) accrued and unpaid interest on a portion of such Certificates equal to the outstanding principal amount of the Equipment Notes held in such Trust and being redeemed, purchased or prepaid (immediately prior to such redemption, purchase or prepayment) in each case excluding interest, if any, payable with respect to the Deposits (if any) related to such Trust".

     (ii) Upon and after the occurrence of a Triggering Event (whether or not continuing), the Subordination Agent shall make distributions of amounts on deposit in the Special Payments Account on account of the redemption or purchase of all of the Equipment Notes issued pursuant to an Indenture on the Special Distribution Date for such Special Payment in accordance with Section 3.3 hereof.

     (c) Other Special Payments. Except as provided in clause (e) below, any amounts on deposit in the Special Payments Account other than in respect of amounts to be distributed pursuant to Section2.4(b) shall be distributed on the Special Distribution Date therefor in accordance with
Article III hereof.

     (d) Investment of Amounts in Special Payments Account. Any amounts on deposit in the Special Payments Account prior to the distribution thereof pursuant to Section2.4(b) or (c) shall be invested in accordance with
Section 2.2(b). Investment Earnings on such investments shall be distributed in accordance with Section 2.4(b) or (c), as the case may be.

     (e) Certain Payments. The Subordination Agent will distribute promptly upon receipt thereof (i) any indemnity payment or expense reimbursement received by it from the Owner Participant, the Owner Trustee or US Airways in respect of any Trustee, any Liquidity Provider, the Policy Provider, any Paying Agent, any Depositary or any Escrow Agent (collectively, the "Payees") and (ii) any compensation (including, without limitation, any fees payable to any Liquidity Provider under Section 2.03 of any Liquidity Facility or to the Policy Provider under the Policy Provider Agreement or the Policy Fee Letter) received by it from the Owner Participant, the Owner Trustee or US Airways under any Operative Agreement in respect of any Payee, directly to the Payee entitled thereto.

     SECTION 2.5. Designated Representatives. (a) With the delivery of this Agreement, the Subordination Agent shall furnish to each Liquidity Provider, the Policy Provider and each Trustee, and from time to time thereafter may furnish to each Liquidity Provider, the Policy Provider and each Trustee, at the Subordination Agent's discretion, or upon any Liquidity Provider's, the Policy Provider's or Trustee's request (which request shall not be made more than one time in any 12-month period), a certificate (a "Subordination Agent Incumbency Certificate") of a Responsible Officer of the Subordination Agent certifying as to the incumbency and specimen signatures of the officers of the Subordination Agent and the attorney-in-fact and agents of the Subordination Agent (the "Subordination Agent Representatives") authorized to give Written Notices on behalf of the Subordination Agent hereunder. Until each Liquidity Provider, the Policy Provider and Trustee receives a subsequent Subordination Agent Incumbency Certificate, it shall be entitled to rely on the last Subordination Agent Incumbency Certificate delivered to it hereunder.

     (b) With the delivery of this Agreement, each Trustee shall furnish to the Subordination Agent, and from time to time thereafter may furnish to the Subordination Agent, at such Trustee's discretion, or upon the Subordination Agent's request (which request shall not be made more than one time in any 12-month period), a certificate (a "Trustee Incumbency Certificate") of a Responsible Officer of such Trustee certifying as to the incumbency and specimen signatures of the officers of such Trustee and the attorney-in-fact and agents of such Trustee (the "Trustee Representatives") authorized to give Written Notices on behalf of such Trustee hereunder. Until the Subordination Agent receives a subsequent Trustee Incumbency Certificate, it shall be entitled to rely on the last Trustee Incumbency Certificate delivered to it hereunder.

     (c) With the delivery of this Agreement, each Liquidity Provider and the Policy Provider shall furnish to the Subordination Agent, and from time to time thereafter may furnish to the Subordination Agent, at such Liquidity Provider's or Policy Provider's discretion, or upon the Subordination Agent's request (which request shall not be made more than one time in any 12-month period), a certificate ( each a "Provider Incumbency Certificate") of any Responsible Officer of such Liquidity Provider or Policy Provider certifying as to the incumbency and specimen signatures of any officer, attorney-in-fact, agent or other designated representative of such Liquidity Provider or Policy Provider (in each case the "Provider Representatives" and, together with the Subordination Agent Representatives and the Trustee Representatives, the "Designated Representatives") authorized to give Written Notices on behalf of such Liquidity Provider or Policy Provider hereunder. Until the Subordination Agent receives a subsequent Provider Incumbency Certificate, it shall be entitled to rely on the last Provider Incumbency Certificate delivered to it hereunder by the relevant Liquidity Provider or the Policy Provider.

     SECTION 2.6. Controlling Party. (a) The Trustees, the Liquidity Providers and the Policy Provider hereby agree that, with respect to any Indenture at any given time, the Loan Trustee thereunder will be directed
(i) in taking, or refraining from taking, any action under such Indenture or with respect to the Equipment Notes issued thereunder, so long as no Indenture Default has occurred and is continuing thereunder, by the holders of at least a majority of the outstanding principal amount of such Equipment Notes (provided that, for so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent shall act with respect to this clause(i) in accordance with the directions of the Trustees (in the case of each such Trustee, with respect to the Equipment Notes issued under such Indenture and held as Trust Property of such Trust) constituting, in the aggregate, directions with respect to such principal amount of Equipment Notes) except as provided in Section 9.1(b) hereof, and
(ii) after the occurrence and during the continuance of an Indenture Default thereunder (which, in the case of an Indenture pertaining to a Leased Aircraft, has not been cured by the applicable Owner Trustee or the applicable Owner Participant, if applicable, pursuant to Section4.03 of such Indenture), in taking, or refraining from taking, any action under such Indenture or with respect to such Equipment Notes, including exercising remedies thereunder (including Accelerating the Equipment Notes issued thereunder or foreclosing the Lien on the Aircraft securing such Equipment Notes), by the Controlling Party.

     (b) The Person who shall be the "Controlling Party" with respect to any Indenture upon the occurrence of an Indenture Default thereunder shall be: (y) the Policy Provider until the Final Distributions on the Class G Certificates have been made and no Policy Provider Obligations remain outstanding, or, if any Policy Provider Default shall have occurred and be continuing or the Policy Provider is required to but has failed to endorse the Policy under and in accordance with the provisions of Section 3.7(c) hereof, the Class G Trustee until the payment of the Final Distribution to the holders of the Class G Certificates; and thereafter, (z) the Class C Trustee. For purposes of giving effect to the foregoing, the Trustees (other than the Controlling Party) irrevocably agree (and the Certificateholders (other than the Certificateholders represented by the Controlling Party) shall be deemed to agree by virtue of their purchase of Certificates) that the Subordination Agent, as record holder of the Equipment Notes, shall exercise its voting rights in respect of the Equipment Notes as directed by the Controlling Party and any vote so exercised shall be binding upon the Trustees and all Certificateholders.

     The Subordination Agent shall give written notice to all of the other parties to this Agreement promptly upon a change in the identity of the Controlling Party. Each of the parties hereto agrees that it shall not exercise any of the rights of the Controlling Party at such time as it is not the Controlling Party hereunder; provided, however, that nothing herein contained shall prevent or prohibit any Non-Controlling Party from exercising such rights as shall be specifically granted to such Non-Controlling Party hereunder and under the other Operative Agreements.

     (c) Notwithstanding the foregoing, at any time after 18 months from the earliest to occur of (i) the date on which the entire Available Amount under any Liquidity Facility shall have been drawn (for any reason other than a Downgrade Drawing or a Non-Extension Drawing) and remain unreimbursed, (ii) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing under any Liquidity Facility shall have become and remain "Applied Downgrade Advances" or "Applied Non-Extension Advances", as the case may be, under and as defined in such Liquidity Facility and (iii) the date on which all Equipment Notes shall have been Accelerated (provided that with respect to the period prior to the Delivery Period Expiry Date, such Equipment Notes have an aggregate outstanding principal balance in excess of $250,000,000), the Liquidity Provider, if any, with the highest outstanding amount of Liquidity Obligations then owed to it and not then in default in its obligations to make any Advance under any Liquidity Facility shall have the right to elect, by Written Notice to the Subordination Agent, the Policy Provider and each of the Trustees, to become the Controlling Party hereunder with respect to any Indenture at any time from and including the last day of such 18-month period; provided, however, that if within 15 Business Days after its receipt of any such written notice from such Liquidity Provider (A) (i) the Policy Provider then meets the Policy Provider Threshold Rating and (ii) the Policy Provider delivers to the Subordination Agent (with a copy to each of the Trustees and each Liquidity Provider) (a) an endorsement to the Policy (x) extending the benefits of the Policy to and covering in full all Drawings under each Liquidity Facility together with accrued interest thereon (determined without regard to the availability of funds for the payment thereof by the Subordination Agent) in respect of such Liquidity Facility,
(y) permitting each Liquidity Provider when and as such Liquidity Obligations become due under the applicable Liquidity Facility to demand a payment thereof under such endorsed Policy directly from the Policy Provider and (z) prohibiting any amendment or modification of such endorsed Policy without the prior written consent of each Liquidity Provider and otherwise in form and substance reasonably satisfactory to each Liquidity Provider, (b) a legal opinion addressed to the Liquidity Providers to the effect that the Policy as endorsed constitutes an enforceable obligation of the Policy Provider and (c) a Ratings Confirmation issued by each Rating Agency with respect thereto or (B) the Policy Provider pays to the Liquidity Provider all outstanding Drawings under each Liquidity Facility together with accrued interest thereon (as so determined) in respect of such Liquidity Facility, then, in either case, the Policy Provider rather than such Liquidity Provider shall be the Controlling Party so long as no Policy Provider Default has occurred and is continuing (in which case such Liquidity Provider, if it so elects and if Liquidity Obligations owing to it remain outstanding, or, if it does not so elect or if no such Liquidity Obligations remain outstanding, the Class G Trustee, shall become the Controlling Party). In connection with the delivery of any such endorsement to the Policy, the parties hereto agree to enter into an amendment to this Agreement and the Subordination Agent agrees to enter into an amendment to the Policy Provider Agreement, in each instance, to make such changes thereto as may be necessary to give effect to the foregoing (any such amendment to this Agreement to be subject to delivery to each of the Trustees and the Subordination Agent of a Ratings Confirmation issued by each Rating Agency with respect thereto and each such amendment to be in form and substance reasonably satisfactory to each party thereto). In addition, each Liquidity Provider agrees to request the Policy Drawings permitted by such endorsed Policy and that the proceeds thereof shall be applied to reduce, pro tanto, the Liquidity Obligations owing to it in the following order: first, to accrued and unpaid Liquidity Expenses; second, to interest accrued and unpaid on Liquidity Obligations; and third, to all other Liquidity Obligations.

     (d) The exercise of remedies by the Controlling Party under this Agreement shall be expressly limited by Section 4.1(a)(ii) hereof.

     (e) The Controlling Party shall not be entitled to require or obligate any Non-Controlling Party to provide funds necessary to exercise any right or remedy hereunder.


                                ARTICLE III

                  RECEIPT, DISTRIBUTION AND APPLICATION OF
                              AMOUNTS RECEIVED

     SECTION 3.1. Written Notice of Distribution. (a) No later than 3:00 p.m. (New York City time) on the Business Day immediately preceding each Regular Distribution Date (or Special Distribution Date for purposes of
Section 2.4(b) hereof, as the case may be), each of the following Persons shall deliver to the Subordination Agent a Written Notice setting forth the following information as at the close of business on such Business Day:

          (i) With respect to the Class G Certificates, the Class G Trustee shall set forth the amounts to be paid in accordance with clause "fifth" of Section 3.2 or 2.4(b), as the case may be, hereof;

          (ii) With respect to the Class C Certificates, the Class C Trustee shall separately set forth the amounts to be paid in accordance with clause "seventh" of Section 3.2 or 2.4(b), as the case may be, hereof;

          (iii) With respect to each Liquidity Facility, the Liquidity Provider thereunder shall separately set forth the amounts to be paid in accordance with clauses "first", "second", "third" and "fourth" of
     Section 3.2 or 2.4(b), as the case may be, hereof;

          (iv) The Policy Provider shall set forth the amounts to be paid to it in accordance with clauses "first", "second", "third", "sixth" and "eighth" of Section3.2 or 2.4(b), as the case may be, hereof; and

          (v) Each Trustee shall set forth the amounts to be paid in accordance with clause "ninth" of Section 3.2 hereof.

The notices required under this Section 3.1(a) may be in the form of a schedule or similar document provided to the Subordination Agent by the parties referenced therein or by any one of them, which schedule or similar document may state that, unless there has been a prepayment of the Certificates, such schedule or similar document is to remain in effect until any substitute notice or amendment shall be given to the Subordination Agent by the party providing such notice.

     (b) Following the occurrence of a Triggering Event, the Subordination Agent shall request the following information from the following Persons, and each of the following Persons shall, upon the request of the Subordination Agent, deliver a Written Notice to the Subordination Agent setting forth for such Person the following information:

          (i) With respect to the Class G Certificates, the Class G Trustee shall set forth the amounts to be paid in accordance with clauses "first" (to reimburse payments made by the Class G Certificateholders, pursuant to subclause (iv) of clause "first" of Section3.3 hereof) and "seventh" of Section3.3 hereof;

          (ii) With respect to the Class C Certificates, the Class C Trustee shall separately set forth the amounts to be paid in accordance with clauses "first" (to reimburse payments made by the Class C Certificateholders, pursuant to subclause (iv) of clause "first" of Section 3.3 hereof) and clause "ninth" of Section 3.3 hereof ;

          (iii) With respect to each Liquidity Facility, the Liquidity Provider thereunder shall separately set forth the amounts to be paid to it in accordance with subclause

          (iv) of clause "first" of Section 3.3 hereof and clauses "second", "third", "fourth" and "fifth" of Section 3.3 hereof; (iv) The Policy Provider shall separately set forth amounts to be paid to it in accordance with subclauses (iii) and (iv) of clause "first" of
     Section 3.3 hereof, subclause (ii) of clause "second", subclause (ii) of clause "third", subclause (II) of clause "fourth", clause "eighth" and clause "tenth" of Section 3.3 hereof; and

          (v) Each Trustee shall set forth the amounts to be paid in accordance with clause "sixth" of Section 3.3 hereof.

     (c) At such time as a Trustee, a Liquidity Provider or the Policy Provider shall have received all amounts owing to it (and, in the case of a Trustee, the Certificateholders for which it is acting) pursuant to Section2.4, 3.2, 3.3 or 3.7 hereof, as applicable, and, in the case of a Liquidity Provider or the Policy Provider, its commitment or obligations under the related Liquidity Facility or the Policy, as the case may be, shall have terminated or expired, such Person shall, by a Written Notice, so inform the Subordination Agent and each other party to this Agreement.

     (d) As provided in Section 6.5 hereof, the Subordination Agent shall be fully protected in relying on any of the information set forth in a Written Notice provided by any Trustee, any Liquidity Provider or the Policy Provider pursuant to paragraphs (a) through (c) above and shall have no independent obligation to verify, calculate or recalculate any amount set forth in any Written Notice delivered in accordance with such paragraphs.

     (e) Any Written Notice delivered by a Trustee, a Liquidity Provider, the Policy Provider or the Subordination Agent, as applicable, pursuant to Section3.1(a), 3.1(b), 3.1(c) or 3.7 hereof, if made prior to 10:00 A.M. (New York City time) on any Business Day shall be effective on the date delivered (or if delivered later on a Business Day or if delivered on a day which is not a Business Day shall be effective as of the next Business
Day). Subject to the terms of this Agreement, the Subordination Agent shall as promptly as practicable comply with any such instructions; provided, however, that any transfer of funds pursuant to any instruction received after 10:00 A.M. (New York City time) on any Business Day may be made on the next succeeding Business Day.

     (f) In the event the Subordination Agent shall not receive from any Person any information set forth in paragraph (a) or (b) above which is required to enable the Subordination Agent to make a distribution to such Person pursuant to Section 2.4(b), 3.2 or 3.3 hereof, the Subordination Agent shall request such information and, failing to receive any such information, the Subordination Agent shall not make such distribution(s) to such Person. In such event, the Subordination Agent shall make distributions pursuant to clauses "first" through "eighth" of Section 2.4(b), clauses "first" through "ninth" of Section 3.2 and clauses "first" through "tenth" of Section 3.3 to the extent it shall have sufficient information to enable it to make such distributions, and shall continue to hold any funds remaining, after making such distributions, until the Subordination Agent shall receive all necessary information to enable it to distribute any funds so withheld.

     (g) On such dates (but not more frequently than monthly) as any Liquidity Provider, the Policy Provider or any Trustee shall request, but in any event automatically at the end of each calendar quarter, the Subordination Agent shall send to such party a written statement reflecting all amounts on deposit with the Subordination Agent pursuant to Section3.1(f) hereof.

     SECTION 3.2. Distribution of Amounts on Deposit in the Collection Account. Except as otherwise provided in Sections2.4, 3.1(f), 3.3, 3.4 and 3.6(b), amounts on deposit in the Collection Account (or, in the case of any amount described in Section 2.4(c), on deposit in the Special Payments Account) shall be promptly distributed on each Regular Distribution Date (or, in the case of any amount described in Section 2.4(c), on the Special Distribution Date thereof) in the following order of priority and in accordance with the information provided to the Subordination Agent pursuant to Section 3.1(a) hereof:

          first, such amount as shall be required to pay (i) all accrued and unpaid Liquidity Expenses owed to each Liquidity Provider and (ii) all accrued and unpaid Policy Expenses owed to the Policy Provider, shall be distributed to the Liquidity Providers and the Policy Provider pro rata on the basis of the amount of Liquidity Expenses and Policy Expenses owed to each Liquidity Provider and the Policy Provider;

          second, such amount as shall be required to pay (i) the aggregate amount of interest accrued and unpaid on all Liquidity Obligations (at the rate, or in the amount, provided in the applicable Liquidity Facility) (determined after the application of the proceeds of any Excess Interest Policy Drawing or other payment by the Policy Provider to the applicable Liquidity Provider in respect of any interest on Interest Drawings in accordance with the provisions of Section 2.6(c)), (ii) the aggregate amount of interest accrued and unpaid on any Policy Drawings made in respect of any shortfall attributable to a failure by any Liquidity Provider to honor any Interest Drawing (as more fully provided in the definition of "Policy Provider Obligations"), and (iii) if the Policy Provider has elected pursuant to the proviso to Section 2.6(c) to pay to each Liquidity Provider all outstanding Drawings and interest thereon owing to such Liquidity Provider under the applicable Liquidity Facility, the amount of such payment made to such Liquidity Provider attributable to interest accrued on such Drawings, shall be distributed to the Liquidity Providers and the Policy Provider pro rata on the basis of the amount of such Liquidity Obligations owed to each Liquidity Provider and the amount of such Policy Provider Obligations payable under this clause "second" to the Policy Provider;

          third, such amount as shall be required (i) (A) if any Cash Collateral Account had been previously funded as provided in Section 3.6(f), to fund such Cash Collateral Account up to its Required Amount shall be deposited in such Cash Collateral Account, (B) if any Liquidity Facility shall become a Downgraded Facility or a Non-Extended Facility at a time when unreimbursed Interest Drawings under such Liquidity Facility have reduced the Available Amount thereunder to zero, to deposit into the related Cash Collateral Account an amount equal to such Cash Collateral Account's Required Amount shall be deposited in such Cash Collateral Account, and (C) if, with respect to any particular Liquidity Facility, neither subclause
     (i)(A) nor subclause (i)(B) of this clause "third" is applicable, to pay or reimburse the Liquidity Provider in respect of such Liquidity Facility in an amount equal to the amount of all Liquidity Obligations (net of any and all payments made by the Policy Provider to the applicable Liquidity Provider with respect to the principal of any Interest Drawing under such Liquidity Facility) then due under such Liquidity Facility (other than amounts payable pursuant to clause "first" or "second" of this Section 3.2), and (ii) if the Policy Provider has elected pursuant to the proviso to Section 2.6(c) to pay to each Liquidity Provider all outstanding Drawings and interest thereon owing to such Liquidity Provider under the applicable Liquidity Facility, the amount of such payment made to such Liquidity Provider in respect of principal of Drawings under such Liquidity Facility, shall be distributed to such Liquidity Provider and the Policy Provider, pro rata on the basis of the amounts of all such deficiencies and/or unreimbursed Liquidity Obligations in respect of each Liquidity Provider and the amount of unreimbursed Policy Provider Obligations payable under this clause "third" to the Policy Provider;

          fourth, if, with respect to any particular Liquidity Facility, any amounts are to be distributed pursuant to either subclause (i)(A) or (i)(B) of clause "third" above, then the Liquidity Provider with respect to such Liquidity Facility shall be paid the excess of (x) the aggregate outstanding amount of unreimbursed Advances (whether or not then due) under such Liquidity Facility over (y) the Required Amount for the relevant Class, pro rata on the basis of such amounts in respect of each Liquidity Provider;

          fifth, such amount as shall be required to pay in full Expected Distributions to the holders of the Class G Certificates on such Distribution Date shall be distributed to the Class G Trustee;

          sixth, such amount as shall be required to pay the Policy Provider all Policy Provider Obligations then due to the Policy Provider under the Policy Provider Agreement (other than amounts payable pursuant to clauses "first", "second" and "third" of this
     Section 3.2 and Excess Reimbursement Obligations) shall be paid to the Policy Provider;

          seventh, such amount as shall be required to pay in full Expected Distributions to the holders of the Class C Certificates on such Distribution Date shall be distributed to the Class C Trustee;

          eighth, such amount as shall be required to pay in full any Excess Reimbursement Obligations shall be distributed to the Policy Provider;

          ninth, such amount as shall be required to pay in full the aggregate unpaid amount of fees and expenses payable as of such Distribution Date to the Subordination Agent and each Trustee pursuant to the terms of this Agreement and the Trust Agreements, as the case may be, shall be distributed to the Subordination Agent and such Trustee; and

          tenth, the balance, if any, of any such amount remaining thereafter shall be held in the Collection Account for later distribution in accordance with this Article III.

     SECTION 3.3. Distribution of Amounts on Deposit Following a Triggering Event. (a) Except as otherwise provided in Sections 3.1(f), 3.6(b) and 3.6(k) hereof, upon the occurrence of a Triggering Event and at all times thereafter, all funds in the Collection Account or the Special Payments Account shall be promptly distributed by the Subordination Agent in the following order of priority:

          first, such amount as shall be required to reimburse (i) the Subordination Agent for any out-of-pocket costs and expenses actually incurred by it (to the extent not previously reimbursed) in the protection of, or the realization of the value of, the Equipment Notes or any collateral securing such Equipment Notes, shall be applied by the Subordination Agent in reimbursement of such costs and expenses,
     (ii) each Trustee for any amounts of the nature described in clause
     (i) above actually incurred by it under the applicable Trust Agreement (to the extent not previously reimbursed), shall be distributed to such Trustee, (iii) the Policy Provider for any amounts of the nature described in clause (i) above actually incurred by it (to the extent not previously reimbursed), shall be distributed to the Policy Provider, and (iv) any Liquidity Provider, the Policy Provider or any Certificateholder for payments, if any, made by it to the Subordination Agent or any Trustee in respect of amounts described in clause (i) above, shall be distributed to such Liquidity Provider, the Policy Provider or to the applicable Trustee for the account of such Certificateholder, in each such case, pro rata on the basis of all amounts described in clauses (i) through (iv) above;

          second, such amount remaining as shall be required to pay (i) all accrued and unpaid Liquidity Expenses owed to each Liquidity Provider and (ii) all accrued and unpaid Policy Expenses owed to the Policy Provider, shall be distributed to each Liquidity Provider and the Policy Provider pro rata on the basis of the amount of Liquidity Expenses and Policy Expenses owed to each Liquidity Provider and the Policy Provider;

          third, such amount remaining as shall be required to pay (i) the aggregate amount of interest accrued and unpaid on all Liquidity Obligations (at the rate, or in the amount, provided in the applicable Liquidity Facility) (determined after the application of the proceeds of any Excess Interest Policy Drawing or other payment by the Policy Provider to the applicable Liquidity Provider in accordance with the provisions of Section 2.6(c)), (ii) the aggregate amount of interest accrued and unpaid on any Policy Drawings made in respect of any shortfall attributable to a failure by any Liquidity Provider to honor any Interest Drawing (as more fully provided in the definition of "Policy Provider Obligations"), and (iii) if the Policy Provider has elected pursuant to the proviso to Section 2.6(c) to pay to each Liquidity Provider all outstanding Drawings and interest thereon owing to such Liquidity Provider under the applicable Liquidity Facility, the amount of such payment made to such Liquidity Provider attributable to interest accrued on such Drawings, shall be distributed to the Liquidity Providers and the Policy Provider pro rata on the basis of the amount of such Liquidity Obligations owed to each Liquidity Provider and the amount of such Policy Provider Obligations payable under this clause "third" to the Policy Provider;

            fourth, such amount remaining as shall be required (I) (A) if any Cash Collateral Account had been previously funded as provided in
      Section 3.6(f), unless (i) a Performing Note Deficiency exists and a Liquidity Event of Default shall have occurred and be continuing with respect to the relevant Liquidity Facility or (ii) a Final Drawing shall have occurred with respect to such Liquidity Facility, to fund such Cash Collateral Account up to its Required Amount (less the amount of any repayments of Interest Drawings under such Liquidity Facility while subclause (A)(i) above is applicable) shall be deposited in such Cash Collateral Account, (B) if any Liquidity Facility shall become a Downgraded Facility or a Non-Extended Facility at a time when unreimbursed Interest Drawings under such Liquidity Facility have reduced the Available Amount thereunder to zero, unless (i) a Performing Note Deficiency exists and a Liquidity Event of Default shall have occurred and be continuing with respect to the relevant Liquidity Facility or (ii) a Final Drawing shall have occurred with respect to such Liquidity Facility, to deposit into the related Cash Collateral Account an amount equal to such Cash Collateral Account's Required Amount (less the amount of any repayments of Interest Drawings under such Liquidity Facility while subclause (B)(i) above is applicable) shall be deposited in such Cash Collateral Account, and (C) if, with respect to any particular Liquidity Facility, neither subclause (I)(A) nor subclause (I)(B) of this clause "fourth" are applicable, to pay in full the outstanding amount of all Liquidity Obligations (net of any and all payments made by the Policy Provider to the applicable Liquidity Provider) then due under such Liquidity Facility (other than amounts payable pursuant to clause "second" or "third" of this Section 3.3), and (II) if the Policy Provider has elected pursuant to the proviso to Section 2.6(c) to pay to each Liquidity Provider all outstanding Drawings and interest thereon owing to such Liquidity Provider under the applicable Liquidity Facility, the amount of such payment made to such Liquidity Provider in respect of principal of Drawings under such Liquidity Facility, shall be distributed to such Liquidity Provider and the Policy Provider, pro rata on the basis of the amounts of all such deficiencies and/or unreimbursed Liquidity Obligations in respect of each Liquidity Provider and the amount of unreimbursed Policy Provider Obligations payable under this clause "fourth" to the Policy Provider;

            fifth, if, with respect to any particular Liquidity Facility, any amounts are to be distributed pursuant to either subclause (I)(A) or (I)(B) of clause "fourth" above, then the Liquidity Provider with respect to such Liquidity Facility shall be paid the excess of (x) the aggregate outstanding amount of unreimbursed Advances (whether or not then due) under such Liquidity Facility over (y) the Required Amount for the relevant Class (less the amount of any repayments of Interest Drawings under such Liquidity Facility while subclause
      (I)(A)(i) or (I)(B)(i), as the case may be, of clause "fourth" above is applicable), pro rata on the basis of such amounts in respect of each Liquidity Provider;

            sixth, such amount as shall be required to reimburse or pay (i) the Subordination Agent for any Tax (other than Taxes imposed on compensation paid hereunder), expense, fee, charge or other loss incurred by or any other amount payable to the Subordination Agent in connection with the transactions contemplated hereby (to the extent not previously reimbursed), shall be applied by the Subordination Agent in reimbursement of such amount, (ii) each Trustee for any Tax (other than Taxes imposed on compensation paid under the applicable Trust Agreement), expense, fee, charge, loss or any other amount payable to such Trustee under the applicable Trust Agreements (to the extent not previously reimbursed), shall be distributed to such Trustee, and (iii) each Certificateholder for payments, if any, made by it pursuant to Section 5.2 hereof in respect of amounts described in clause (i) above, shall be distributed to the applicable Trustee for the account of such Certificateholder, in each such case, pro rata on the basis of all amounts described in clauses (i) through
      (iii) above;

            seventh, such amount remaining as shall be required to pay in full Adjusted Expected Distributions on the Class G Certificates shall be distributed to the Class G Trustee;

            eighth, such amount as is required to pay to the Policy Provider all Policy Provider Obligations then due to the Policy Provider under the Policy Provider Agreement (other than amounts payable pursuant to clauses "first", "second", "third" and "fourth" of this Section 3.3 and Excess Reimbursement Obligations) shall be paid to the Policy Provider;

            ninth, such amount remaining as shall be required to pay in full Adjusted Expected Distributions on the Class C Certificates shall be distributed to the Class C Trustee; and

            tenth, such amount remaining as shall be required to pay in full any Excess Reimbursement Obligations shall be distributed to the Policy Provider.

            SECTION 3.4. Other Payments. (a) Any payments received by the Subordination Agent for which no provision as to the application thereof is made in this Agreement shall be distributed by the Subordination Agent (i) in the order of priority specified in Section 3.3 hereof and (ii) to the extent received or realized at any time after the Final Distributions for each Class of Certificates have been made, in the manner provided in clause "first" of Section 3.3 hereof.

            (b) On any Interest Payment Date under each Liquidity Facility which is not a Distribution Date, the Subordination Agent shall pay to the Liquidity Provider under such Liquidity Facility from, and to the extent of, amounts on deposit in the Collection Account, an amount equal to the amount of interest then due and payable to such Liquidity Provider under such Liquidity Facility.

            (c) Except as otherwise provided in Section 3.3 hereof, if the Subordination Agent receives any Scheduled Payment after the Scheduled Payment Date relating thereto, but prior to such payment becoming an Overdue Scheduled Payment, then the Subordination Agent shall deposit such Scheduled Payment in the Collection Account and promptly distribute such Scheduled Payment in accordance with the priority of distributions set forth in Section 3.2 hereof; provided that, for the purposes of this
Section 3.4(c) only, each reference in clause "ninth" of Section 3.2 to "Distribution Date" shall be deemed to mean the actual date of payment of such Scheduled Payment and each reference in clause "fifth" or "seventh" of
Section 3.2 to "Distribution Date" shall be deemed to refer to such Scheduled Payment Date.

            SECTION 3.5. Payments to the Trustees, the Liquidity Providers and the Policy Provider. Any amounts distributed hereunder to any Liquidity Provider or the Policy Provider shall be paid to such Liquidity Provider or Policy Provider by wire transfer of funds to the address such Liquidity Provider or Policy Provider shall provide to the Subordination Agent. The Subordination Agent shall provide a Written Notice of any such transfer to the applicable Liquidity Provider or Policy Provider, as the case may be, at the time of such transfer. Any amounts distributed hereunder by the Subordination Agent to any Trustee which shall not be the same institution as the Subordination Agent shall be paid to such Trustee by wire transfer funds at the address such Trustee shall provide to the Subordination Agent. The Policy Provider shall not have any claim against the Trust Property for any Trust in respect of any amounts that the Policy Provider is entitled to receive by virtue of the subrogation rights of the Policy Provider under the Escrow and Paying Agent Agreement for the Class G Trust, including, without limitation, fees and expenses incurred in connection with the enforcement of such rights.

            SECTION 3.6. Liquidity Facilities. (a) Interest Drawings. If on any Distribution Date, after giving effect to the subordination provisions of this Agreement, the Subordination Agent shall not have sufficient funds for the payment of any amounts due and owing in respect of accrued interest on the Class G Certificates or the Class C Certificates (at the Stated Interest Rate for such Class of Certificates), then, prior to 1:00 p.m.(New York City time) on such Distribution Date, the Subordination Agent shall request a drawing (each such drawing, an "Interest Drawing") under the Liquidity Facility with respect to such Class of Certificates (and concurrently with the making of such request, the Subordination Agent shall give notice to the Policy Provider of such insufficiency of funds) in an amount equal to the lesser of
(i) an amount sufficient to pay the amount of such accrued interest (at the Stated Interest Rate for such Class of Certificates) and
(ii) the Available Amount under such Liquidity Facility, and shall pay such amount to the Trustee with respect to such Class of Certificates in payment of such accrued interest.

            (b) Application of Interest Drawings. Notwithstanding anything to the contrary contained in this Agreement, (i) all payments received by the Subordination Agent in respect of an Interest Drawing under the Class G Liquidity Facility and all amounts withdrawn by the Subordination Agent from the Class G Cash Collateral Account, and payable in each case to the Class G Trustee on behalf of the Class G Certificateholders, shall be promptly distributed to the Class G Trustee and (ii) all payments received by the Subordination Agent in respect of an Interest Drawing under the Class C Liquidity Facility and all amounts withdrawn by the Subordination Agent from the Class C Cash Collateral Account, and payable in each case to the Class C Trustee on behalf of the Class C Certificateholders, shall be promptly distributed to the Class C Trustee, except that if after any Distribution Date the Subordination Agent shall receive any amount in respect of an Interest Drawing under the Class G Liquidity Facility or a withdrawal from the Class G Cash Collateral Account to pay Accrued Class G Interest, after such Accrued Class G Interest has been fully paid by a Policy Drawing under the Policy, such amounts shall be paid directly to the Policy Provider as reimbursement of such Policy Drawing rather than to the Class G Trustee on behalf of the Class G Certificateholders and shall constitute an Interest Drawing under the Class G Liquidity Facility hereunder.

            (c) Downgrade Drawings. If at any time the short-term unsecured debt rating of any Liquidity Provider issued by either Rating Agency is lower than the applicable Threshold Rating, within 10 days after receiving notice of such downgrading (but not later than the expiration date of the Liquidity Facility issued by the downgraded Liquidity Provider (the "Downgraded Facility")), such Liquidity Provider or US Airways may arrange for a Replacement Liquidity Provider to issue and deliver a Replacement Liquidity Facility to the Subordination Agent. If a Downgraded Facility has not been replaced in accordance with the terms of this paragraph, the Subordination Agent shall, on such 10th day (or if such 10th day is not a Business Day, on the next succeeding Business Day) (or, if earlier, the expiration date of such Downgraded Facility), request a drawing in accordance with and to the extent permitted by such Downgraded Facility (such drawing, a "Downgrade Drawing") of all available and undrawn amounts thereunder. Amounts drawn pursuant to a Downgrade Drawing shall be maintained and invested as provided in Section 3.6(f) hereof. The applicable Liquidity Provider may also arrange for a Replacement Liquidity Provider to issue and deliver a Replacement Liquidity Facility at any time after such Downgrade Drawing so long as such Downgrade Drawing has not been reimbursed in full to such Liquidity Provider.

            (d) Non-Extension Drawings. If any Liquidity Facility with respect to any Class of Certificates is scheduled to expire on a date (the "Stated Expiration Date") prior to the date that is 15 days after the Final Legal Distribution Date for such Class of Certificates, then, no earlier than the 60th day and no later than the 40th day prior to the then Stated Expiration Date, the Subordination Agent shall request that such Liquidity Provider extend the Stated Expiration Date until the earlier of (i) the date which is 15 days after such Final Legal Distribution Date and (ii) the date that is the day immediately preceding the 364th day occurring after the last day of the applicable Consent Period (as hereinafter defined) (unless the obligations of such Liquidity Provider thereunder are earlier terminated in accordance with such Liquidity Facility). Whether or not such Liquidity Provider has received a request from the Subordination Agent, such Liquidity Provider may, but shall not be obligated to, by a notice (a "Consent Notice") to the Subordination Agent, given during the period commencing on the date that is 60 days prior to the stated Expiration Date then in effect and ending on the date that is 25 days prior to the Stated Expiration Date then in effect for such Liquidity Facility (such period, with respect to such Liquidity Facility, the "Consent Period"), consent to such extension of such Stated Expiration Date, which consent may be given or withheld by such Liquidity Provider in its absolute and sole discretion; provided, however, that such extension shall not be effective with respect to such Liquidity Provider if by a notice (a "Withdrawal Notice") to the Subordination Agent during the applicable Consent Period such Liquidity Provider revokes its Consent Notice. If (A) on or before such 25th day, such Liquidity Facility shall not have been replaced in accordance with
Section 3.6(e), and (B) a Withdrawal Notice has been given with respect to such Liquidity Facility during the applicable Consent Period or the applicable Liquidity Provider shall not have delivered a Consent Notice with respect to such Liquidity Facility within the applicable Consent Period, the Subordination Agent shall, on such 25th day (or as soon as possible thereafter), in accordance with the terms of the expiring Liquidity Facility (a "Non-Extended Facility"), request a drawing under such expiring Liquidity Facility (such drawing, a "Non-Extension Drawing") of all available and undrawn amounts thereunder; provided, however, that if
(a) the Subordination Agent delivers a Notice of Borrowing for a Non-Extension Drawing after the expiration of the Consent Period and the Liquidity Provider shall not have received a request for an extension of the Stated Expiration Date during the Consent Period, or (b) if the Liquidity Provider shall not have received any request for such an extension prior to the Stated Expiration Date, the Liquidity Provider may elect in writing, in the case of clause (a) until the earlier of (x) the Stated Expiration Date and (y) seven Business Days after receiving such Notice of Borrowing and in the case of clause (b) at any time prior to the Stated Expiration Date (and if the Stated Expiration Date is not a Business Day, the immediately preceding Business Day), to extend the Stated Expiration Date to the earlier of (i) the date which is 15 days after the Final Legal Distribution Date for the applicable Class of Certificates and
(ii) the date that is the day immediately preceding the 364th day after the date of such election, and, in the case of clause (a), the obligation of the Liquidity Provider to make such Non-Extension Drawing shall be deferred until the earlier of (x) the Stated Expiration Date and (y) the next Business Day after such seven Business Day period. Amounts drawn pursuant to a Non-Extension Drawing shall be maintained and invested in accordance with Section 3.6(f) hereof. If a Non-Extension Drawing shall have been made and the applicable Liquidity Provider shall not have been replaced within 30 days after the date of such Non-Extension Drawing or such Non-Extension Drawing shall have been made under the circumstances described in the proviso to the second immediately preceding sentence, the applicable Liquidity Provider may elect in writing to renew the applicable Liquidity Facility on the terms hereof but with a new Stated Expiration Date which shall be the earlier of (i) the date which is 15 days after the Final Legal Distribution Date for the applicable Class of Certificates to which such Liquidity Facility relates and (ii) the date that is the day immediately preceding the 364th day occurring after the date on which such election is made, and any such renewal shall become effective upon the execution and delivery of a Replacement Liquidity Facility in accordance with the provisions of Section 3.6(e).

            (e) Issuance of Replacement Liquidity Facility. (i) At any time, US Airways may, at its option, with cause or without cause, arrange for a Replacement Liquidity Facility to replace any Liquidity Facility for any Class of Certificates (including any Replacement Liquidity Facility provided pursuant to Section 3.6(e)(ii) hereof); provided, however, that if the initial Liquidity Provider is replaced for one or more Liquidity Facilities it must be replaced for all remaining Liquidity Facilities and the initial Liquidity Provider for any Liquidity Facility shall not be replaced by US Airways as a Liquidity Provider with respect to such Liquidity Facility prior to the ninth anniversary of the Closing Date unless (A) there shall have become due to such initial Liquidity Provider, or such initial Liquidity Provider shall have demanded, amounts pursuant to
Section 3.01, 3.02 or 3.03 of any applicable Liquidity Facility or pursuant to the Tax Letter(s) and the replacement of such initial Liquidity Provider would reduce or eliminate the obligation to pay such amounts or US Airways determines in good faith that there is a substantial likelihood that such initial Liquidity Provider will have the right to claim any such amounts within 180 days after the date of such determination (unless such initial Liquidity Provider waives, in writing, any right it may have to claim such amounts), which determination shall be set forth in a certificate delivered by US Airways to such initial Liquidity Provider setting forth the basis for such determination and accompanied by an opinion of outside counsel selected by US Airways and reasonably acceptable to such initial Liquidity Provider verifying the legal conclusions, if any, of such certificate relating to such basis, provided that, in the case of any likely claim for such amounts based upon any proposed, or proposed change in, law, rule, regulation, interpretation, directive, requirement, request or administrative practice, such opinion may assume the adoption or promulgation of such proposed matter, (B) it shall become unlawful or impossible for such initial Liquidity Provider (or its Facility Office) to maintain or fund its LIBOR Advances as described in Section 3.10 of any Liquidity Facility, (C) any Liquidity Facility of such initial Liquidity Provider shall become a Downgraded Facility or a Non-Extended Facility or a Downgrade Drawing or a Non-Extension Drawing shall have occurred under any Liquidity Facility of such initial Liquidity Provider or (D) such initial Liquidity Provider shall have breached any of its payment (including, without limitation, funding) obligations under any Liquidity Facility in respect of which it is the Liquidity Provider. If such Replacement Liquidity Facility is provided at any time after a Downgrade Drawing or Non-Extension Drawing has been made, all funds on deposit in the relevant Cash Collateral Account will be returned to the Liquidity Provider being replaced.

            (ii) If any Liquidity Provider shall determine not to extend any of its Liquidity Facilities in accordance with Section 3.6(d), then such Liquidity Provider may, at its option, arrange for a Replacement Liquidity Facility to replace such Liquidity Facility during the period no earlier than 40 days and no later than 25 days prior to the then effective Stated Expiration Date of such Liquidity Facility.

            (iii) No Replacement Liquidity Facility arranged by US Airways or a Liquidity Provider in accordance with clause (i) or (ii) above or pursuant to Section 3.6(c), respectively, shall become effective and no such Replacement Liquidity Facility shall be deemed a "Liquidity Facility" under the Operative Agreements (in each case other than insofar as necessary to permit the repayment of amounts owed to the replaced Liquidity Provider), unless and until (A) each of the conditions referred to in this clause (iii) and clause (iv) below shall have been satisfied, (B) if such Replacement Liquidity Facility shall materially adversely affect the rights, remedies, interests or obligations of the Class G Certificateholders or the Class C Certificateholders under any of the Operative Agreements, the applicable Trustee shall have consented, in writing, to the execution and issuance of such Replacement Liquidity Facility and (C) in the case of a Replacement Liquidity Facility arranged by a Liquidity Provider under Section 3.6(e)(ii) or pursuant to Section 3.6(c), such Replacement Liquidity Facility is reasonably acceptable to US Airways.

            (iv) In connection with the issuance of each Replacement Liquidity Facility, the Subordination Agent shall (x) prior to the issuance of such Replacement Liquidity Facility, obtain written confirmation from each Rating Agency that such Replacement Liquidity Facility will not cause a reduction of any rating then in effect for any Class of Certificates by such Rating Agency (without regard to any downgrading of any rating of any Liquidity Provider being replaced pursuant to Section 3.6(c), 3.6(e)(i) or 3.6(e)(ii) hereof and without regard to the Policy) and, in the case of the Class G Liquidity Facility, the written consent of the Policy Provider (which consent shall not be unreasonably withheld or delayed), (y) pay all Liquidity Obligations then owing to the replaced Liquidity Provider (which payment shall be made first from available funds in the applicable Cash Collateral Account as described in clause (v) of Section 3.6(f) hereof, and thereafter from any other available source, including, without limitation, a drawing under the Replacement Liquidity Facility) and (z) cause the issuer of the Replacement Liquidity Facility to deliver the Replacement Liquidity Facility to the Subordination Agent, together with a legal opinion opining that such Replacement Liquidity Facility is an enforceable obligation of such Replacement Liquidity Provider.

            (v) Upon satisfaction of the conditions set forth in clauses
(iii) and (iv) of this Section 3.6(e) with respect to a Replacement Liquidity Facility, (w) the replaced Liquidity Facility shall terminate,
(x) the Subordination Agent shall, if and to the extent so requested by US Airways or the Liquidity Provider being replaced, execute and deliver any certificate or other instrument required in order to terminate the replaced Liquidity Facility, shall surrender the replaced Liquidity Facility to the Liquidity Provider being replaced and shall execute and deliver the Replacement Liquidity Facility and any associated Fee Letter(s), (y) each of the parties hereto shall enter into any amendments to this Agreement necessary to give effect to (1) the replacement of the applicable Liquidity Provider with the applicable Replacement Liquidity Provider and (2) the replacement of the applicable Liquidity Facility with the applicable Replacement Liquidity Facility and (z) the applicable Replacement Liquidity Provider shall be deemed to be a Liquidity Provider with the rights and obligations of a Liquidity Provider hereunder and under the other Operative Agreements and such Replacement Liquidity Facility shall be deemed to be a Liquidity Facility hereunder and under the other Operative Agreements.

            (f) Cash Collateral Accounts; Withdrawals; Investments. In the event the Subordination Agent shall draw all available amounts under the Class G Liquidity Facility or the Class C Liquidity Facility pursuant to
Section 3.6(c), 3.6(d) or 3.6(i) hereof, or in the event amounts are to be deposited in a Cash Collateral Account pursuant to subclause (i)(B) of clause "third" of Section 2.4(b), subclause (i)(B) of clause "third" of
Section 3.2 or subclause (I)(B) of clause "fourth" of Section 3.3, amounts so drawn or to be deposited, as the case may be, shall be deposited by the Subordination Agent in the Class G Cash Collateral Account or the Class C Collateral Account, respectively. All amounts on deposit in each Cash Collateral Account shall be invested and reinvested in Eligible Investments in accordance with Section 2.2(b) hereof. On each Interest Payment Date (or, in the case of any Special Distribution Date occurring prior to the occurrence of a Triggering Event on such Special Distribution Date), Investment Earnings on amounts on deposit in each Cash Collateral Account (or, in the case of any Special Distribution Date occurring prior to the occurrence of a Triggering Event, a fraction of such Investment Earnings equal to the Section 2.4(b) Fraction) shall be deposited in the Collection Account (or, in the case of any Special Distribution Date occurring prior to the occurrence of a Triggering Event, the Special Payments Account) and applied on such Interest Payment Date (or Special Distribution Date, as the case may be) in accordance with Section 2.4, 3.2, 3.3 or 3.4 (as applicable). The Subordination Agent shall deliver a written statement to US Airways, the Policy Provider and the Liquidity Provider one day prior to each Interest Payment Date and Special Distribution Date setting forth the aggregate amount of Investment Earnings held in the Cash Collateral Accounts as of such date. In addition, from and after the date funds are so deposited, the Subordination Agent shall make withdrawals from such account as follows:

            (i) on each Distribution Date, the Subordination Agent shall, to the extent it shall not have received funds to pay accrued and unpaid interest due and owing on the Class G Certificates (at the Stated Interest Rate for the Class G Certificates) from any other source, withdraw from the Class G Cash Collateral Account, and pay to the Class G Trustee, an amount equal to the lesser of (x) an amount necessary to pay accrued and unpaid interest (at the Stated Interest Rate for the Class G Certificates) on such Class G Certificates and
      (y) the amount on deposit in the Class G Cash Collateral Account;

            (ii) on each Distribution Date, the Subordination Agent shall, to the extent it shall not have received funds to pay accrued and unpaid interest due and owing on the Class C Certificates (at the Stated Interest Rate for the Class C Certificates) from any other source, withdraw from the Class C Cash Collateral Account, and pay to the Class C Trustee, an amount equal to the lesser of (x) an amount necessary to pay accrued and unpaid interest (at the Stated Interest Rate for the Class C Certificates) on such Class C Certificates and
      (y) the amount on deposit in the Class C Cash Collateral Account;

            (iii) on each date on which the Pool Balance of the Class G Trust shall have been reduced by payments made to the Class G Certificateholders pursuant to Section 2.4, 3.2 or 3.3 hereof or pursuant to Section 2.03 of the Escrow and Paying Agent Agreement for such Class, the Subordination Agent shall withdraw from the Class G Cash Collateral Account such amount as is necessary so that, after giving effect to the reduction of the Pool Balance on such date (including any such reduction resulting from a prior withdrawal of amounts on deposit in the Class G Cash Collateral Account on such date) and any transfer of Investment Earnings from such Cash Collateral Account to the Collection Account or the Special Payments Account on such date, an amount equal to the sum of the Required Amount (with respect to the Class G Liquidity Facility) plus (if on a Special Distribution Date not coinciding with an Interest Payment
      Date) Investment Earnings on deposit in such Cash Collateral Account will be on deposit in the Class G Cash Collateral Account and shall first, pay such withdrawn amount to the Class G Liquidity Provider until the Liquidity Obligations (with respect to the Class G Certificates) owing to such Liquidity Provider shall have been paid in full, and second, deposit any remaining withdrawn amount in the Collection Account;

            (iv) on each date on which the Pool Balance of the Class C Trust shall have been reduced by payments made to the Class C Certificateholders pursuant to Section 2.4, 3.2 or 3.3 hereof or pursuant to Section 2.03 of the Escrow and Paying Agent Agreement for such Class, the Subordination Agent shall withdraw from the Class C Cash Collateral Account such amount as is necessary so that, after giving effect to the reduction of the Pool Balance on such date (including any such reduction resulting from a prior withdrawal of amounts on deposit in the Class C Cash Collateral Account on such date) and any transfer of Investment Earnings from such Cash Collateral Account to the Collection Account or the Special Payments Account on such date, an amount equal to the sum of the Required Amount (with respect to the Class C Liquidity Facility) plus (if on a Special Distribution Date not coinciding with an Interest Payment
      Date) Investment Earnings on deposit in such Cash Collateral Account will be on deposit in the Class C Cash Collateral Account and shall first, pay such withdrawn amount to the Class C Liquidity Provider until the Liquidity Obligations (with respect to the Class C Certificates) owing to such Liquidity Provider shall have been paid in full, and second, deposit any remaining withdrawn amount in the Collection Account;

            (v) if a Replacement Liquidity Facility for any Class of Certificates shall be delivered to the Subordination Agent following the date on which funds have been deposited into the Cash Collateral Account for such Class of Certificates, the Subordination Agent shall withdraw all amounts on deposit in such Cash Collateral Account and shall pay such amounts to the replaced Liquidity Provider until all Liquidity Obligations owed to such Person shall have been paid in full, and shall deposit any remaining amount in the Collection Account; and

            (vi) following the payment of Final Distributions with respect to any Class of Certificates, on the date on which the Subordination Agent shall have been notified by the Liquidity Provider for such Class of Certificates that the Liquidity Obligations owed to such Liquidity Provider have been paid in full, the Subordination Agent shall withdraw all amounts on deposit in the Cash Collateral Account in respect of such Class of Certificates and shall deposit such amount in the Collection Account.

            (g) Reinstatement. With respect to any Interest Drawing under the Liquidity Facility for any Trust, upon the reimbursement of the applicable Liquidity Provider for all or any part of the amount of such Interest Drawing, together with any accrued interest thereon, the Available Amount of such Liquidity Facility shall be reinstated by an amount equal to the amount of such Interest Drawing so reimbursed to the applicable Liquidity Provider but not to exceed the Required Amount for such Liquidity Facility; provided, however, that such Liquidity Facility shall not be so reinstated in part or in full at any time if (x) both a Performing Note Deficiency exists and a Liquidity Event of Default shall have occurred and be continuing with respect to the relevant Liquidity Facility or (y) a Final Drawing shall have occurred with respect to such Liquidity Facility. In the event that, with respect to any particular Liquidity Facility (i) funds are withdrawn from any Cash Collateral Account pursuant to clauses
(i) and (ii) of Section 3.6(f) hereof or (ii) such Liquidity Facility shall become a Downgraded Facility or a Non-Extended Facility at a time when unreimbursed Interest Drawings under such Liquidity Facility have reduced the Available Amount thereunder to zero, then funds received by the Subordination Agent at any time other than (x) any time when a Liquidity Event of Default shall have occurred and be continuing with respect to such Liquidity Facility and a Performing Note Deficiency exists or (y) any time after a Final Drawing shall have occurred with respect to such Liquidity Facility shall be deposited in such Cash Collateral Account as and to the extent provided in clause "third" of Section 2.4(b), clause "third" of
Section 3.2 or clause "fourth" of Section 3.3, as applicable, and applied in accordance with Section 3.6(f) hereof.

            (h) Reimbursement. The amount of each drawing under the Liquidity Facilities shall be due and payable, together with interest thereon, on the dates and at the rates, respectively, provided in the Liquidity Facilities.

            (i) Final Drawing. Upon receipt from a Liquidity Provider of a Termination Notice with respect to any Liquidity Facility, the Subordination Agent shall, not later than the date specified in such Termination Notice, in accordance with the terms of such Liquidity Facility, request a drawing under such Liquidity Facility of all available and undrawn amounts thereunder (a "Final Drawing"). Amounts drawn pursuant to a Final Drawing shall be maintained and invested in accordance with
Section 3.6(f) hereof.

            (j) Reduction of Stated Amount. Promptly following each date on which the Required Amount of the Liquidity Facility for a Class of Certificates is reduced as a result of a reduction in the Pool Balance with respect to such Certificates, the Subordination Agent shall, if any such Liquidity Facility provides for reductions of the Stated Amount of such Liquidity Facility and if such reductions are not automatic, request such Liquidity Provider for such Class of Certificates to reduce such Stated Amount to an amount equal to the Required Amount with respect to such Liquidity Facility (as calculated by the Subordination Agent after giving effect to such payment). Each such request shall be made in accordance with the provisions of the applicable Liquidity Facility.

            (k) Relation to Subordination Provisions. Interest Drawings under the Liquidity Facilities and withdrawals from the Cash Collateral Accounts, in each case, in respect of interest on the Certificates of any Class, will be distributed to the Trustee for such Class of Certificates for distribution to Certificateholders of the related Class, notwithstanding Sections 2.4(b), 3.2, 3.3 and 3.6(h) hereof.

            (l) Assignment of Liquidity Facility. The Subordination Agent agrees not to consent to the assignment by any Liquidity Provider of any of its rights or obligations under any Liquidity Facility or any interest therein, unless (i) US Airways shall have consented to such assignment,
(ii) each Rating Agency shall have provided a Ratings Confirmation in respect of such assignment and (iii) in the case of the Class G Liquidity Facility only, the Policy Provider shall have consented to such assignment (which consent shall not be unreasonably withheld or delayed).

            SECTION 3.7. The Policy. (a) Interest Drawings. If on any Regular Distribution Date (other than the Final Legal Distribution Date) after giving effect to the subordination provisions of this Agreement and to the application of Prior Funds, the Subordination Agent does not then have sufficient funds available for the payment of all amounts due and owing in respect of accrued and unpaid interest on the Class G Certificates and, without duplication, accrued and unpaid interest at the Stated Interest Rate for the Class G Certificates on any Deposit relating to the Escrow Receipts, in each case at the Stated Interest Rate for the Class G Certificates on the Pool Balance of the Class G Certificates on such Distribution Date ("Accrued Class G Interest"), then, prior to 1:00 p.m. (New York City time) on such Distribution Date, the Subordination Agent (i) shall deliver a Notice for Payment, as provided in the Policy, to the Policy Provider or its fiscal agent, requesting a Policy Drawing under the Policy (for payment into the Policy Account) in an amount sufficient to enable the Subordination Agent to pay such Accrued Class G Interest and
(ii) shall pay such amount from the Policy Account to the Class G Trustee or the Escrow Agent for the Class G Trust for deposit into the Class G Paying Agent Account, as the case may be, in payment of such Accrued Class G Interest on such Distribution Date.

            (b) Proceeds Deficiency Drawing. If on any Special Distribution Date (which is not also an Election Distribution Date or a Special Distribution Date established pursuant to clause (c)(i) in the second paragraph of Section 3.7(c) below) established by the Subordination Agent by reason of its receipt of a Special Payment constituting the proceeds of any Series G Equipment Note (as to which there has been a default in the payment of principal thereof or that has been Accelerated) or the related Trust Indenture Estate or Indenture Estate, as the case may be, and if on such Special Distribution Date after giving effect to the subordination provisions of this Agreement and to the application of Prior Funds, the Subordination Agent does not then have sufficient funds available for a reduction in the outstanding Pool Balance of the Class G Certificates by an amount equal to the outstanding principal amount of such Equipment Note (determined immediately prior to the receipt of such proceeds) plus accrued and unpaid interest on the amount of such reduction at the Stated Interest Rate for the Class G Certificates for the period from the immediately preceding Regular Distribution Date to such Special Distribution Date, then, prior to 1:00 p.m. (New York City time) on such Special Distribution Date, the Subordination Agent (i) shall deliver a Notice for Payment, as provided in the Policy (for payment into the Policy Account) in an amount sufficient to enable the Subordination Agent to pay the amount of such reduction plus such accrued and unpaid interest and (ii) shall pay such amount from the Policy Account to the Class G Trustee in payment of such reduction in the outstanding Pool Balance of the Class G Certificates plus such accrued and unpaid interest on such Special Distribution Date.

            (c) No Proceeds Drawing. If the Subordination Agent has not received a Special Payment constituting proceeds from the sale of any Series G Equipment Note or the related Trust Indenture Estate or Indenture Estate (a "Disposition"), as the case may be, during the 18-month period beginning on the last date on which any payment was made in full on such Series G Equipment Note (the date of such payment in full, the "Last Payment Date") as to which there has been a failure to pay principal or that has been Accelerated subsequent to the Last Payment Date, then on the first Business Day following the expiration of such 18-month period, the Subordination Agent shall deliver a Notice for Payment, as provided in the Policy, to the Policy Provider or its fiscal agent, requesting a Policy Drawing under the Policy (for payment into the Policy Account) in an amount equal to the then outstanding principal amount of such Equipment Note plus accrued and unpaid interest thereon at the Stated Interest Rate for the Class G Certificates from the immediately preceding Regular Distribution Date to the below referred to Special Distribution Date. The Subordination Agent shall promptly, but not less than 25 days prior to such Business Day, send to the Class G Trustee a Written Notice setting forth the non-receipt of any such Special Payment and establishing such Business Day as the date for the distribution of the proceeds of such Policy Drawing, which date shall constitute a Special Distribution Date. No later than 1:00 p.m. (New York City time) on the specified Special Distribution Date the Subordination Agent shall make the specified Policy Drawing and upon its receipt of the proceeds thereof pay the amount thereof from the Policy Account to the Class G Trustee in reduction of the outstanding Pool Balance of the Class G Certificates together with such accrued and unpaid interest thereon. For the avoidance of doubt, after the payment in full of such amount under this Section 3.7(c), the Subordination Agent shall have no right to make any further Policy Drawings under this Section 3.7(c) in respect of any Disposition of or in respect of such Equipment Note except for Avoided Payments as provided in Section 3.7(e).

            Notwithstanding the foregoing, the Policy Provider has the right at the end of any such 18-month period, so long as no Policy Provider Default shall have occurred and be continuing and so long as the Policy Provider has not defaulted in its obligations (if any) to endorse the Policy as provided in the next paragraph of this Section 3.7(c), to elect (the "Policy Provider Election") instead (a) to pay on such Special Distribution Date an amount equal to any shortfall in the scheduled principal and interest payable but not paid on such Series G Equipment Note (without regard to the Acceleration thereof) during such 18-month period (after giving effect to the application of funds received from the Class G Liquidity Facility or the Class G Cash Collateral Account, in each case attributable to such interest), (b) thereafter, on each Regular Distribution Date until the establishment of an Election Distribution Date or a Special Distribution Date referred to in clause (c)(i) below, to permit drawings under the Policy for an amount equal to the scheduled principal (without regard to the Acceleration thereof) and interest payable on such Equipment Note on the related payment date and (c) (i) on any Business Day (which shall be a Special Distribution Date) elected by the Policy Provider upon 20 days' Written Notice to the Subordination Agent and the Class G Trustee to request the Subordination Agent, or (ii) following either the occurrence and continuation of a Policy Provider Default or a Disposition of or in respect of such Equipment Note on any Business Day (which shall be a Special Distribution Date) specified by the Subordination Agent upon 20 days' Written Notice to the Class G Trustee (each such Business Day in the case of clause (ii) an "Election Distribution Date"), to permit the Subordination Agent, in each case, to make a Policy Drawing for an amount equal to the then outstanding principal balance of such Equipment Note (less any Policy Drawings previously paid by the Policy Provider in respect of principal of such Equipment Note) and accrued and unpaid interest on such amounts at the Stated Interest Rate for the Class G Certificates, from the immediately preceding Regular Distribution Date to such Election Distribution Date or such Special Distribution Date (after giving effect to the application of funds, if any, received on such Election Distribution Date or such Special Distribution Date from the Class G Liquidity Facility or the Class G Cash Collateral Account attributable to such interest) and without derogation of the Policy Provider's continuing obligations for all previous Policy Drawings that remain unpaid in respect of such Equipment Note. The Subordination Agent shall make each such drawing referred to in this paragraph under the Policy (for payment into the Policy Account) no later than 1:00 p.m. (New York City time) on each such date and upon its receipt of the proceeds thereof pay the amount thereof from the Policy Account to the Class G Trustee in reduction of the outstanding Pool Balance of the Class G Certificates together with such accrued and unpaid interest thereon.

            In addition, regardless of whether or not the Policy Provider makes a Policy Provider Election, the Policy Provider shall, at the end of such 18-month period, provide to the Trustees and each Liquidity Provider to the extent not previously provided (a) an endorsement to the Policy (x) providing for the payment to each Liquidity Provider of interest accruing on all outstanding Drawings under such Liquidity Provider's Liquidity Facility together with accrued interest thereon in respect of such Liquidity Facility from and after the end of such 18-month period, (y) permitting each Liquidity Provider when and as such interest becomes due under the applicable Liquidity Facility to demand payment thereof directly from the Policy Provider under such endorsed Policy (each such demand, an "Excess Interest Policy Drawing") and (z) prohibiting any amendment or modification of such endorsed Policy without the prior written consent of each Liquidity Provider and (b) a legal opinion to the effect that the Policy as endorsed constitutes an enforceable obligation of the Policy Provider. Each Liquidity Provider agrees to make such Excess Interest Policy Drawings and that the proceeds thereof shall reduce pro tanto the Liquidity Obligations owing to it.

            (d) Final Policy Drawing. If on the applicable Final Legal Distribution Date of the Class G Certificates after giving effect to the subordination provisions of this Agreement and to the application of Prior Funds, the Subordination Agent does not then have sufficient funds available on such date for the payment in full of the Final Distributions (calculated as at such date but excluding any accrued and unpaid premium) on such Class of Certificates then, prior to 1:00 p.m. (New York City time) on such date the Subordination Agent shall: (i) deliver a Notice for Payment, as provided in the Policy, to the Policy Provider or its fiscal agent, requesting a Policy Drawing under the Policy (for payment into the Policy Account) in an amount equal to the minimum amount sufficient to enable the Subordination Agent to pay the Final Distributions (calculated as at such date but excluding any accrued and unpaid premium) on such Class of Certificates, and (ii) shall pay such amount from the Policy Account to the Class G Trustee in payment of such amount on such date.

            (e) Avoidance Drawings. If at any time prior to the expiration of the Policy the Subordination Agent shall have actual knowledge of the issuance of any Order, the Subordination Agent shall promptly give notice thereof to each Trustee, the Liquidity Providers and the Policy Provider. The Subordination Agent shall thereupon calculate the relevant Avoided Payment resulting therefrom and shall promptly: (a) send to the Class G Trustee a Written Notice of such amount and (b) prior to the expiration of the Policy, deliver to the Policy Provider or its fiscal agent a Notice of Avoided Payment, together with a copy of the documentation required by the Policy with respect thereto, requesting a Policy Drawing (for payment to the receiver, conservator, debtor-in-possession or trustee in bankruptcy and/or to the Subordination Agent for deposit into the Policy Account, as applicable) in an amount equal to the amount of the relevant Avoided Payment. To the extent that any portion of such Avoided Payment is to be paid to the Subordination Agent, such Written Notice shall also set the date for the distribution of such portion of the proceeds of such Policy Drawing which date shall constitute a Special Distribution Date and shall be the earlier of three Business Days after the date of the expiration of the Policy and the Business Day that immediately follows the 25th day after the date of such Written Notice. No later than 1:00 p.m. (New York City time) on the specified Special Distribution Date, the Subordination Agent shall make the specified Policy Drawing upon its receipt of the proceeds thereof and pay the amount thereof from the Policy Account to the Class G Trustee in reinstatement of the Avoided Payment.

            (f) Application of Policy Drawings. Notwithstanding anything to the contrary contained in this Agreement (including, without limitation, Sections 2.4, 3.2 and 3.3 hereof), all payments received by the Subordination Agent in respect of a Policy Drawing (including, without limitation, that portion, if any, of the proceeds of a Policy Drawing for any Avoided Payment that is to be paid to the Subordination Agent and not to any receiver, conservator, debtor-in-possession or trustee in bankruptcy as provided in the Policy) shall be promptly paid from the Policy Account to the Class G Trustee for distribution to the Class G Certificateholders or the holders of the Escrow Receipts, as the case may be.

            (g) Limitation to Outstanding Pool Balance. Promptly following each date on which the Pool Balance of the Class G Certificates is reduced as a result of payment under this Agreement, the Subordination Agent shall inform the Policy Provider of such reduction. Notwithstanding anything to the contrary in this Section 3.7, except as provided in Section 3.7(e), at no time shall the Subordination Agent make (i) any Policy Drawing for payment in respect of the Class G Certificates under clause (b), (c) or (d) of this Section 3.7 in excess of the then outstanding Pool Balance of the Class G Certificates and accrued and unpaid interest at the Stated Interest Rate on the Class G Certificates or (ii) any Policy Drawing for payment in respect of the Class G Certificates under clause (a) of this Section 3.7 in excess of Accrued Class G Interest. Nothing contained in this Intercreditor Agreement shall alter or amend the liabilities, obligations, requirements or procedures of the Policy Provider under the Policy and the Policy Provider shall not be obligated to make payment except at the times and in the amounts and under the circumstances expressly set forth in the Policy.

            (h) Resubmission of Notice for Payment. If the Policy Provider at any time informs the Subordination Agent in accordance with the Policy that a Notice for Payment or Notice of Avoided Payment submitted by the Subordination Agent does not meet the requirements of the Policy, the Subordination Agent shall, as promptly as possible after being so informed, submit to the Policy Provider an amended and revised Notice for Payment or Notice of Avoided Payment, as the case may be, and shall pay to the Class G Trustee out of the Policy Account the amount received pursuant to such amended or revised Notice for Payment or Notice of Avoided Payment, as the case may be, when received.

            (i) Reimbursement Obligation. The Policy Provider shall be entitled to reimbursement in full for (i) any payment made by the Policy Provider under the Policy in an amount equal to the sum of the amount so paid and all other amounts previously paid that remain unreimbursed, which reimbursement amount shall be due and owing to the Policy Provider on the date payment is made under the Policy, (ii) if the Policy Provider has, pursuant to either clause (A) or (B) of the proviso to Section 2.6(c), paid to each Liquidity Provider all outstanding Drawings and interest thereon owing to such Liquidity Provider under the applicable Liquidity Facility, such payment and interest (accrued at the rate of the Base Rate plus 1% per annum) on the unreimbursed amount of such payment from and including the date of such payment to but excluding the date such payment shall be reimbursed in full (without duplication of amounts reimbursable under the foregoing clause (i)), (iii) any and all charges, fees, costs and expenses and disbursements that the Policy Provider may reasonably pay or incur, including reasonable attorneys' and accountants' fees and expenses (without duplication of amounts paid to the Policy Provider in respect of the Operative Agreements), in connection with the enforcement, defense or preservation of any rights in respect of any of the Operative Agreements, including defending, monitoring or participating in any litigation or proceeding (which reimbursement obligation shall be due on the date of presentation of an invoice therefor to the Subordination Agent and US Airways and to the extent not paid), (iv) all Rating Agency fees, expenses and disbursements payable by the Policy Provider at any time after the Closing Date (without duplication of amounts paid to the Policy Provider in respect of the Operative Agreements) in connection with the Policy Provider Agreement and the transactions described herein (which reimbursement obligation shall be due on the date of presentation of an invoice therefor to the Subordination Agent and US Airways), (v) all reasonable and actual fees, expenses and disbursements (including those of legal counsel) incurred by the Policy Provider after the Closing Date (without duplication of amounts paid to the Policy Provider in respect of the Operative Agreements) in connection with the Policy Provider Agreement and the transactions described herein and any modification, waiver, amendment, revision or similar action of the Operative Agreements and all other documents delivered with respect thereto (which reimbursement obligation shall be due on the date of presentation of an invoice therefor to the Subordination Agent and US Airways), and (vi) interest on Policy Drawings to the extent provided in the definition of "Policy Provider Obligations" herein; provided, that in the case of each of the foregoing clauses (i),
(ii), (iii), (iv), (v) and (vi), such reimbursement (A) shall not include any amounts that the Policy Provider is entitled to receive by virtue of the subrogation rights of the Policy Provider under the Escrow and Paying Agent Agreement for the Class G Trust, including, without limitation, fees and expenses incurred in connection with the enforcement of such rights, and (B) shall be payable only from and to the extent of the funds available under and at the time and in the priority specified therefor in Sections 2.4(b), 3.2 and 3.3 hereof, as applicable.

            (j) Payment Information. All payments to the Policy Provider hereunder shall be made in lawful currency of the United States and in immediately available funds and shall be made prior to 2:00 p.m. (New York City time) on the date such payment is due by wire transfer to The Chase Manhattan Bank, ABA #021000021 for credit to MBIA Insurance Corporation, Account No. 910-2-721728 Re: US Airways Pass Through Trust 2000-1G or to such other office or account as MBIA may direct.


                                 ARTICLE IV

                            EXERCISE OF REMEDIES

            SECTION 4.1. Directions from the Controlling Party. (a) (i) Following the occurrence and during the continuation of an Indenture Default under any Indenture, the Controlling Party shall direct the Subordination Agent, which in turn shall direct the Loan Trustee under such Indenture, in the exercise of remedies available to the holders of the Equipment Notes issued pursuant to such Indenture, including, without limitation, the ability to vote all such Equipment Notes in favor of Accelerating such Equipment Notes in accordance with the provisions of such Indenture. Subject to the Owner Trustees' and the Owner Participants' rights, if any, set forth in the Indentures with respect to Leased Aircraft to purchase the Equipment Notes and the provisions of the next paragraph, if the Equipment Notes issued pursuant to any Indenture have been Accelerated following an Indenture Default with respect thereto, the Controlling Party may sell, assign, contract to sell or otherwise dispose of and deliver all (but not less than all) of such Equipment Notes to any Person at public or private sale, at any location at the option of the Controlling Party, all upon such terms and conditions as it may reasonably deem advisable in accordance with applicable law.

            (ii) Subject to the Owner Trustees' and the Owner Participants' rights, if any, set forth in the Indentures with respect to Leased Aircraft to purchase the Equipment Notes, and notwithstanding the foregoing, so long as any Certificates remain Outstanding, during the period ending on the date which is nine months after the earlier of (x) the Acceleration of the Equipment Notes issued pursuant to any Indenture or (y) the occurrence of a US Airways Bankruptcy Event, without the consent of each Trustee, (A) no Aircraft subject to the Lien of such Indenture or such Equipment Notes may be sold if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes, and (B) with respect to any Leased Aircraft, the amount and payment dates of rentals payable by US Airways under the Lease for such Aircraft may not be adjusted, if, as a result of such adjustment, the discounted present value of all such rentals would be less than 75% of the discounted present value of the rentals payable by US Airways under such Lease before giving effect to such adjustment, in each case, using the weighted average interest rate of the Equipment Notes issued pursuant to such Indenture as the discount rate.

            (iii) At the request of the Controlling Party, the Subordination Agent may from time to time during the continuance of an Indenture Default (and before the occurrence of a Triggering Event) commission LTV Appraisals with respect to the Aircraft subject to such Indenture.

            (iv) After a Triggering Event occurs and any Equipment Note becomes a Non-Performing Equipment Note, the Subordination Agent shall obtain Appraisals with respect to all of the Aircraft (the "LTV Appraisals") as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals; provided that if the Controlling Party reasonably objects to the appraised value of the Aircraft shown in such LTV Appraisals, the Controlling Party shall have the right to obtain or cause to be obtained substitute LTV Appraisals (including any LTV Appraisals based upon physical inspection of the Aircraft).

            (b) The Controlling Party shall take such actions as it may reasonably deem most effectual to complete the sale or other disposition of such Aircraft or Equipment Notes. In addition, in lieu of any sale, assignment, contract to sell or other disposition, the Controlling Party may maintain or cause the Subordination Agent to maintain possession of such Equipment Notes and continue to apply monies received in respect of such Equipment Notes in accordance with Article III hereof. In addition, in lieu of such sale, assignment, contract to sell or other disposition, or in lieu of such maintenance of possession, the Controlling Party may, subject to the terms and conditions of the related Indenture, instruct the Loan Trustee under such Indenture to foreclose on the Lien on the related Aircraft or to take any other remedial action permitted under such Indenture or under any applicable law.

            SECTION 4.2. Remedies Cumulative. Each and every right, power and remedy given to the Trustees, the Liquidity Providers, the Policy Provider, the Controlling Party or the Subordination Agent specifically or otherwise in this Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may, subject always to the terms and conditions hereof, be exercised from time to time and as often and in such order as may be deemed expedient by any Trustee, any Liquidity Provider, the Policy Provider, the Controlling Party or the Subordination Agent, as appropriate, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by any Trustee, any Liquidity Provider, the Policy Provider, the Controlling Party or the Subordination Agent in the exercise of any right, remedy or power or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default or to be an acquiescence therein.

            SECTION 4.3. Discontinuance of Proceedings. In case any party to this Agreement (including the Controlling Party in such capacity) shall have instituted any Proceeding to enforce any right, power or remedy under this Agreement by foreclosure, entry or otherwise, and such Proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Person instituting such Proceeding, then and in every such case each such party shall, subject to any determination in such Proceeding, be restored to its former position and rights hereunder, and all rights, remedies and powers of such party shall continue as if no such Proceeding had been instituted.

            SECTION 4.4. Right of Certificateholders to Receive Payments Not to Be Impaired. Anything in this Agreement to the contrary notwithstanding but subject to each Trust Agreement, the right of any Certificateholder, any Liquidity Provider or the Policy Provider, respectively, to receive payments hereunder (including without limitation pursuant to Section 2.4, 3.2 or 3.3 hereof) when due, or to institute suit for the enforcement of any such payment on or after the applicable Distribution Date, shall not be impaired or affected without the consent of such Certificateholder, such Liquidity Provider or Policy Provider, respectively.

            SECTION 4.5. Undertaking for Costs. In any Proceeding for the enforcement of any right or remedy under this Agreement or in any Proceeding against any Controlling Party or the Subordination Agent for any action taken or omitted by it as Controlling Party or Subordination Agent, as the case may be, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. The provisions of this Section do not apply to a suit instituted by the Subordination Agent, a Liquidity Provider, the Policy Provider or a Trustee or a suit by Certificateholders holding more than 10% of the original principal amount of any Class of Certificates.


                                 ARTICLE V

                     DUTIES OF THE SUBORDINATION AGENT;
                        AGREEMENTS OF TRUSTEES, ETC.

            SECTION 5.1. Notice of Indenture Default or Triggering Event.
(a) In the event the Subordination Agent shall have actual knowledge of the occurrence of an Indenture Default or a Triggering Event, as promptly as practicable, and in any event within 10 days after obtaining knowledge thereof, the Subordination Agent shall transmit by mail or courier to the Rating Agencies, the Liquidity Providers, the Policy Provider and the Trustees notice of such Indenture Default or Triggering Event, unless such Indenture Default or Triggering Event shall have been cured or waived by the Controlling Party. For all purposes of this Agreement, in the absence of actual knowledge on the part of a Responsible Officer, the Subordination Agent shall not be deemed to have knowledge of any Indenture Default or Triggering Event unless notified in writing by one or more Trustees, one or more Liquidity Providers or the Policy Provider or one or more Certificateholders.

            (b) Other Notices. The Subordination Agent will furnish to each Liquidity Provider, the Policy Provider and each Trustee, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Subordination Agent as registered holder of the Equipment Notes or otherwise in its capacity as Subordination Agent to the extent the same shall not have been otherwise directly distributed to such Liquidity Provider, Policy Provider or Trustee, as applicable, pursuant to the express provision of any other Operative Agreement.

            SECTION 5.2. Indemnification . The Subordination Agent shall not be required to take any action or refrain from taking any action under
Section 5.1 (other than the first sentence thereof) or Article IV hereof unless the Subordination Agent shall have been indemnified (to the extent and in the manner reasonably satisfactory to the Subordination Agent) against any liability, cost or expense (including counsel fees and expenses) which may be incurred in connection therewith. The Subordination Agent shall not be under any obligation to take any action under this Agreement and nothing contained in this Agreement shall require the Subordination Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Subordination Agent shall not be required to take any action under Section
5.1 (other than the first sentence thereof) or Article IV hereof, nor shall any other provision of this Agreement be deemed to impose a duty on the Subordination Agent to take any action, if the Subordination Agent shall have been advised by counsel that such action is contrary to the terms hereof or is otherwise contrary to law.

            SECTION 5.3. No Duties Except as Specified in Intercreditor Agreement. The Subordination Agent shall not have any duty or obligation to take or refrain from taking any action under, or in connection with, this Agreement, except as expressly provided by the terms of this Agreement; and no implied duties or obligations shall be read into this Agreement against the Subordination Agent. The Subordination Agent agrees that it will, in its individual capacity and at its own cost and expense (but without any right of indemnity in respect of any such cost or expense under Section 5.2 or Section 7.1 hereof) promptly take such action as may be necessary to duly discharge all Liens on any of the Trust Accounts or any monies deposited therein which result from claims against it in its individual capacity not related to its activities hereunder or any other Operative Agreement.

            SECTION 5.4. Notice from the Liquidity Providers and Trustees. If any Liquidity Provider or Trustee has notice of an Indenture Default or a Triggering Event, such Person shall promptly give notice thereof to all other Liquidity Providers, the Policy Provider and Trustees and to the Subordination Agent, provided, however, that no such Person shall have any liability hereunder as a result of its failure to deliver any such notice.


                                 ARTICLE VI

                          THE SUBORDINATION AGENT

            SECTION 6.1. Authorization; Acceptance of Trusts and Duties. Each of the Class G Trustee and the Class C Trustee (if any) hereby designates and appoints the Subordination Agent as the agent and trustee of such Trustee under the applicable Liquidity Facility and, in the case of the Class G Trustee, the Policy Provider Agreement and authorizes the Subordination Agent to enter into the applicable Liquidity Facility (and, in the case of the Class G Trustee, the Policy Provider Agreement) as agent and trustee for such Trustee. Each of the Liquidity Providers, the Policy Provider and the Trustees hereby designates and appoints the Subordination Agent as the Subordination Agent under this Agreement. State Street hereby accepts the duties hereby created and applicable to it as the Subordination Agent and agrees to perform the same but only upon the terms of this Agreement and agrees to receive and disburse all monies received by it in accordance with the terms hereof. The Subordination Agent shall not be answerable or accountable under any circumstances, except (a) for its own willful misconduct or gross negligence (or ordinary negligence in the handling of funds), (b) as provided in Sections 2.2 and 5.3 hereof and (c) for liabilities that may result from the material inaccuracy of any representation or warranty of the Subordination Agent made in its individual capacity in any Operative Agreement. The Subordination Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Subordination Agent, unless it is proved that the Subordination Agent was negligent in ascertaining the pertinent facts.

            SECTION 6.2. Absence of Duties. The Subordination Agent shall have no duty to see to any recording or filing of this Agreement or any other document, or to see to the maintenance of any such recording or filing.

            SECTION 6.3. No Representations or Warranties as to Documents. The Subordination Agent in its individual capacity does not make nor shall be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Agreement or any other Operative Agreement or as to the correctness of any statement contained in any thereof, except for the representations and warranties of the Subordination Agent, made in its individual capacity, under any Operative Agreement to which it is a party. The Certificateholders, the Trustees, the Liquidity Providers and the Policy Provider make no representation or warranty hereunder whatsoever.

            SECTION 6.4. No Segregation of Monies; No Interest. Any monies paid to or retained by the Subordination Agent pursuant to any provision hereof and not then required to be distributed to any Trustee, any Liquidity Provider or the Policy Provider as provided in Articles II and III hereof or deposited into one or more Trust Accounts need not be segregated in any manner except to the extent required by such Articles II and III and by law, and the Subordination Agent shall not (except as otherwise provided in Section 2.2 hereof) be liable for any interest thereon; provided, however, that any payments received or applied hereunder by the Subordination Agent shall be accounted for by the Subordination Agent so that any portion thereof paid or applied pursuant hereto shall be identifiable as to the source thereof.

            SECTION 6.5. Reliance; Agents; Advice of Counsel. The Subordination Agent shall not incur liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. As to the Pool Balance of any Trust as of any date, the Subordination Agent may for all purposes hereof rely on a certificate signed by any Responsible Officer of the applicable Trustee, and such certificate shall constitute full protection to the Subordination Agent for any action taken or omitted to be taken by it in good faith in reliance thereon. As to any fact or matter relating to the Liquidity Providers, the Policy Provider or the Trustees the manner of ascertainment of which is not specifically described herein, the Subordination Agent may for all purposes hereof rely on a certificate, signed by any Responsible Officer of the applicable Liquidity Provider, Policy Provider or Trustee, as the case may be, as to such fact or matter, and such certificate shall constitute full protection to the Subordination Agent for any action taken or omitted to be taken by it in good faith in reliance thereon. The Subordination Agent shall assume, and shall be fully protected in assuming, that each of the Liquidity Providers, the Policy Provider and each of the Trustees are authorized to enter into this Agreement and to take all action to be taken by them pursuant to the provisions hereof, and shall not inquire into the authorization of each of the Liquidity Providers, the Policy Provider and each of the Trustees with respect thereto. In the administration of the trusts hereunder, the Subordination Agent may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may consult with counsel, accountants and other skilled persons to be selected and retained by it, and the Subordination Agent shall not be liable for the acts or omissions of any agent appointed with due care or for anything done, suffered or omitted in good faith by it in accordance with the advice or written opinion of any such counsel, accountants or other skilled persons.

            SECTION 6.6. Capacity in Which Acting. The Subordination Agent acts hereunder solely as agent and trustee herein and not in its individual capacity, except as otherwise expressly provided in the Operative
Agreements.

            SECTION 6.7. Compensation. The Subordination Agent shall be entitled to reasonable compensation, including expenses and disbursements, for all services rendered hereunder and shall have a priority claim to the extent set forth in Article III hereof on all monies collected hereunder for the payment of such compensation, to the extent that such compensation shall not be paid by others. The Subordination Agent agrees that it shall have no right against any Trustee or Liquidity Provider or the Policy Provider for any fee as compensation for its services as agent under this Agreement. The provisions of this Section 6.7 shall survive the termination of this Agreement.

            SECTION 6.8. May Become Certificateholder. The institution acting as Subordination Agent hereunder may become a Certificateholder and have all rights and benefits of a Certificateholder to the same extent as if it were not the institution acting as the Subordination Agent.

            SECTION 6.9. Subordination Agent Required; Eligibility. There shall at all times be a Subordination Agent hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any State or the District of Columbia having a combined capital and surplus of at least $100,000,000 (or the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally guaranteed by a corporation organized and doing business under the laws of the United States of America, any State thereof or of the District of Columbia and having a combined capital and surplus of at least $100,000,000), if there is such an institution willing and able to perform the duties of the Subordination Agent hereunder upon reasonable or customary terms. Such corporation shall be a citizen of the United States and shall be authorized under the laws of the United States or any State thereof or of the District of Columbia to exercise corporate trust powers and shall be subject to supervision or examination by federal, state or District of Columbia authorities. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of any of the aforesaid supervising or examining authorities, then, for the purposes of this Section 6.9, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

            In case at any time the Subordination Agent shall cease to be eligible in accordance with the provisions of this Section, the Subordination Agent shall resign immediately in the manner and with the effect specified in Section 8.1.

            SECTION 6.10. Money to Be Held in Trust. All Equipment Notes, monies and other property deposited with or held by the Subordination Agent pursuant to this Agreement shall be held in trust for the benefit of the parties entitled to such Equipment Notes, monies and other property. All such Equipment Notes, monies or other property shall be held in the Trust Department of the institution acting as Subordination Agent hereunder.


                                ARTICLE VII

                   INDEMNIFICATION OF SUBORDINATION AGENT

            SECTION 7.1. Scope of Indemnification. The Subordination Agent shall be indemnified hereunder to the extent and in the manner described in
Section 6(b) of the Participation Agreements with respect to Owned Aircraft, Section 6(c) of the Participation Agreements with respect to Leased Aircraft and Section 7 of the Note Purchase Agreement. The indemnities contained in such Sections of such agreements shall survive the termination of this Agreement.


                                ARTICLE VIII

                       SUCCESSOR SUBORDINATION AGENT

            SECTION 8.1. Replacement of Subordination Agent; Appointment of Successor. The Subordination Agent may resign at any time by so notifying each Trustee, each Liquidity Provider and the Policy Provider. The Controlling Party may remove the Subordination Agent for cause by so notifying the Subordination Agent and may appoint a successor Subordination Agent. The Controlling Party shall remove the Subordination Agent if:

          (1) the Subordination Agent fails to comply with Section 6.9 hereof;

          (2) the Subordination Agent is adjudged bankrupt or insolvent;

          (3) a receiver or other public officer takes charge of the Subordination Agent or its property; or

          (4) the Subordination Agent otherwise becomes incapable of acting.

            If the Subordination Agent resigns or is removed or if a vacancy exists in the office of Subordination Agent for any reason (the Subordination Agent in such event being referred to herein as the retiring Subordination Agent), the Controlling Party shall promptly appoint a successor Subordination Agent.

            A successor Subordination Agent shall deliver (x) a written acceptance of its appointment as Subordination Agent hereunder to the retiring Subordination Agent and (y) a written assumption of its obligations hereunder and under each Liquidity Facility and the Policy Provider Agreement to each party hereto, upon which the resignation or removal of the retiring Subordination Agent shall become effective, and the successor Subordination Agent shall have all the rights, powers and duties of the Subordination Agent under this Agreement. The successor Subordination Agent shall mail a notice of its succession to the Liquidity Providers, the Policy Provider and the Trustees. The retiring Subordination Agent shall promptly transfer its rights under each of the Liquidity Facilities and all of the property held by it as Subordination Agent to the successor Subordination Agent.

            If a successor Subordination Agent does not take office within 60 days after the retiring Subordination Agent resigns or is removed, the retiring Subordination Agent or one or more of the Trustees may petition any court of competent jurisdiction for the appointment of a successor Subordination Agent.

            If the Subordination Agent fails to comply with Section 6.9 hereof (to the extent applicable), one or more of the Trustees, one or more of the Liquidity Providers or the Policy Provider may petition any court of competent jurisdiction for the removal of the Subordination Agent and the appointment of a successor Subordination Agent.

            Notwithstanding the foregoing, no resignation or removal of the Subordination Agent shall be effective unless and until a successor has been appointed. No appointment of a successor Subordination Agent shall be effective unless and until the Rating Agencies shall have delivered a Ratings Confirmation.

                                 ARTICLE IX

                         SUPPLEMENTS AND AMENDMENTS

            SECTION 9.1. Amendments, Waivers, etc. (a) This Agreement may not be supplemented, amended or modified without the consent of each Trustee (acting, except in the case of any amendment pursuant to Section 3.6(e)(v)(y) hereof with respect to any Replacement Liquidity Facility or any amendment contemplated by the last sentence of this Section 9.1(a), with the consent of holders of Certificates of the related Class evidencing interests in the related Trust aggregating not less than a majority in interest in such Trust or as otherwise authorized pursuant to the relevant Trust Agreement), the Subordination Agent, each Liquidity Provider and the Policy Provider; provided, however, that this Agreement may be supplemented, amended or modified without the consent of (x) any Trustee if such supplement, amendment or modification (i) is in accordance with
Section 9.1(c) hereof or (ii) cures an ambiguity or inconsistency or does not materially adversely affect such Trustee or the holders of the related Class of Certificates and (y) any Liquidity Provider and the Policy Provider if such supplement, amendment or modification is in accordance with Section 9.1(c) hereof; provided further, however, that, if such supplement, amendment or modification (A) would (x) directly or indirectly modify or supersede, or otherwise conflict with, Section 2.2(b), Section 3.6(e), Section 3.6(f) (other than the last sentence thereof), or the second sentence of Section 10.6 or this Section 9.1 (collectively, the "US Airways Provisions") or (y) otherwise adversely affect the interests of a potential Replacement Liquidity Provider or of US Airways with respect to its ability to replace any Liquidity Facility or with respect to its payment obligations under any Operative Agreement or (B) is made pursuant to the last sentence of this Section 9.1(a), then such supplement, amendment or modification shall not be effective without the additional written consent of US Airways. Notwithstanding the foregoing, without the consent of each Certificateholder, each Liquidity Provider and the Policy Provider, no supplement, amendment or modification of this Agreement may
(i) reduce the percentage of the interest in any Trust evidenced by the Certificates issued by such Trust necessary to consent to modify or amend any provision of this Agreement or to waive compliance therewith or (ii) except as provided in the last sentence of this Section 9.1(a), modify
Section 2.4, 3.2 or 3.3 hereof, relating to the distribution of monies received by the Subordination Agent hereunder from the Equipment Notes or pursuant to the Liquidity Facilities or the Policy. Nothing contained in this Section shall require the consent of a Trustee at any time following the payment of Final Distributions with respect to the related Class of Certificates. If the Replacement Liquidity Facility for any Liquidity Facility in accordance with Section 3.6(e) hereof is to be comprised of more than one instrument as contemplated by the definition of the term "Replacement Liquidity Facility", then each of the parties hereto agrees to amend this Agreement to incorporate appropriate mechanics for multiple Liquidity Facilities for an individual Trust.

            (b) In the event that the Subordination Agent, as the registered holder of any Equipment Notes, receives a request for its consent to any amendment, modification, consent or waiver under such Equipment Notes, the Indenture pursuant to which such Equipment Notes were issued, or the related Lease, Participation Agreement or other related document, (i) if no Indenture Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent shall request directions with respect to each Series of such Equipment Notes from the Trustee of the Trust which holds such Equipment Notes and shall vote or consent in accordance with the directions of such Trustee except that so long as the Final Distributions on the Class G Certificates have not been made or any Policy Provider Obligations remain outstanding (and no Policy Provider Default shall have occurred and be continuing and so long as the Policy Provider has endorsed the Policy (if so required) as provided in
Section 3.7(c) hereof), the Subordination Agent shall request directions from the Policy Provider rather than the Class G Trustee with respect to the Series G Equipment Notes held in the Class G Trust and shall vote or consent in accordance with the directions of the Policy Provider, and (ii) if any Indenture Default (which, in the case of any Indenture pertaining to a Leased Aircraft, has not been cured by the applicable Owner Trustee or the applicable Owner Participant, if applicable, pursuant to Section 4.03 of such Indenture) shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party, subject to Sections 4.1 and 4.4 hereof; provided that no such amendment, modification or waiver shall, without the consent of each Liquidity Provider and the Policy Provider, reduce the amount of rent, supplemental rent or stipulated loss values payable by US Airways under any Lease or reduce the amount of principal or interest payable by US Airways under any Equipment Note issued under any Indenture in respect of an Owned Aircraft.

            (c) Upon the issuance of the Class C Certificates, this Agreement shall be amended by adding as a party hereto the Class C Trustee and, if applicable, the Class C Liquidity Provider and the parties hereto confirm and agree that upon the execution and delivery of any such amendment by the Subordination Agent, the Class C Trustee and, if applicable, the Class C Liquidity Provider, shall each be a party hereto as fully and with the same force and effect as if each such Person had originally executed and delivered a counterpart hereof. Any such amendment shall amend the definitions of "Final Legal Distribution Date", "LTV Ratio" and "Stated Interest Rate" to specify the applicable Final Legal Distribution Date for the Class C Certificates, the applicable LTV Ratio for the Class C Certificates and the applicable Stated Interest Rate for the Class C Certificates, respectively, and to give effect to the subordination of the Class C Certificates to the Class G Certificates and to the Liquidity Obligations and to certain of the Policy Provider Obligations, all to the extent and in the manner set forth herein, and any such amendment shall make such further changes hereto as shall be reasonably necessary to give effect thereto; provided, that no such amendment shall materially adversely affect the Policy Provider. Upon the presentation of any such amendment to the Subordination Agent, the Subordination Agent agrees to execute the same and deliver a copy thereof to each other party hereto and US Airways.

            SECTION 9.2. Subordination Agent Protected. If, in the reasonable opinion of the institution acting as the Subordination Agent hereunder, any document required to be executed pursuant to the terms of
Section 9.1 adversely affects any right, duty, immunity or indemnity with respect to it under this Agreement, any Liquidity Facility or the Policy, the Subordination Agent may in its discretion decline to execute such document.

            SECTION 9.3. Effect of Supplemental Agreements. Upon the execution of any amendment, consent or supplement hereto pursuant to the provisions hereof, this Agreement shall be and be deemed to be and shall be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Agreement of the parties hereto and beneficiaries hereof shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental agreement shall be and be deemed to be and shall be part of the terms and conditions of this Agreement for any and all purposes. In executing or accepting any supplemental agreement permitted by this Article IX, the Subordination Agent shall be entitled to receive, and shall be fully protected in relying upon, an opinion of counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement.

            SECTION 9.4. Notice to Rating Agencies. Promptly following its receipt of each amendment, consent, modification, supplement or waiver contemplated by this Article IX, the Subordination Agent shall send a copy thereof to each Rating Agency.


                                 ARTICLE X

                               MISCELLANEOUS

            SECTION 10.1. Termination of Intercreditor Agreement. Following payment of Final Distributions with respect to each Class of Certificates and the payment in full of all Liquidity Obligations to the Liquidity Providers and all Policy Provider Obligations to the Policy Provider and provided that there shall then be no other amounts due to the Certificateholders, the Trustees, the Liquidity Providers, the Policy Provider and the Subordination Agent hereunder or under the Trust Agreements, and that the commitment of (i) the Liquidity Providers under the Liquidity Facilities and (ii) Policy Provider under the Policy shall have expired or been terminated, this Agreement and the trusts created hereby shall terminate and this Agreement shall be of no further force or effect. Except as aforesaid or otherwise provided, this Agreement and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

            SECTION 10.2. Intercreditor Agreement for Benefit of Trustees, Liquidity Providers, the Policy Provider and Subordination Agent. Subject to the second sentence of Section 10.6 and the provisions of Sections 4.4 and 9.1, nothing in this Agreement, whether express or implied, shall be construed to give to any Person other than the Trustees, the Liquidity Providers, the Policy Provider and the Subordination Agent any legal or equitable right, remedy or claim under or in respect of this Agreement.

            SECTION 10.3. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Agreement to be made, given, furnished or filed shall be in writing, mailed by certified mail, postage prepaid, or by confirmed telecopy and

            (i) if to the Subordination Agent, addressed to at its office at:

                  STATE STREET BANK AND TRUST COMPANY OF
                  CONNECTICUT, NATIONAL ASSOCIATION
                  225 Asylum Street
                  Goodwin Square
                  Hartford, CT 06013

                  Attention:  Corporate/Muni. Department
                  Telephone: (860) 244-1822
                  Telecopy:  (860) 244-1889

                  with a copy to:
                  STATE STREET CORP.
                  Corporate Trust Dept.
                  2 Avenue de Lafayette
                  Boston, MA 02110
                  Attention: Ruth A. Smith
                  Fax: (617) 662-1465

            (ii)  if to any Trustee, addressed to it at its office at:

                  STATE STREET BANK AND TRUST COMPANY
                  OF CONNECTICUT, NATIONAL ASSOCIATION
                  225 Asylum Street
                  Goodwin Square
                  Hartford, CT 06013

                  Attention:  Corporate/Muni. Trust Department
                  Telephone: (617) 664-5340
                  Telecopy:  (617) 664-5151

                  with a copy to:

                  STATE STREET CORP.
                  Corporate Trust Dept.
                  2 Avenue de Lafayette
                  Boston, MA 02110
                  Attention: Ruth A. Smith
                  Fax: (617) 662-1465

            (iii) if to the initial Liquidity Provider, addressed to it at its office at:

                  BAYERISCHE LANDESBANK GIROZENTRALE
                  Brienner Strasse 18
                  D-80333 Munich, Germany

                  Attention:  Aircraft Finance Department, 7650
                  Telephone:  49-89-2171-2360
                  Telecopy:  49-89-2171-3763

(iv)  if to the Policy Provider, addressed to it at its office at:

                  MBIA INSURANCE CORPORATION
                  113 King Street
                  Armonk, New York  10504
                  Attention:  Insured Portfolio Management,
                  Structured Finance
                         Telephone: (914) 273-4949
                          Telecopy: (914) 765-3163

Whenever any notice in writing is required to be given by any Trustee, Liquidity Provider, the Policy Provider or the Subordination Agent to any of the other of them, such notice shall be deemed given and such requirement satisfied when such notice is received unless received outside of business hours, in which case on the open of business on the next Business Day. A copy of any notice given by any Trustee, Liquidity Provider or the Subordination Agent shall be given to the Policy Provider; provided that the failure to do so shall not impair the validity of any such notice or the Policy Provider's obligations hereunder and under the Policy. Any party hereto may change the address to which notices to such party will be sent by giving notice of such change to the other parties to this Agreement.

            SECTION 10.4. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            SECTION 10.5. No Oral Modifications or Continuing Waivers. No terms or provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party or other Person against whom enforcement of the change, waiver, discharge or termination is sought and any other party or other Person whose consent is required pursuant to this Agreement and any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

            SECTION 10.6. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the successors and assigns of each, all as herein provided. In addition, the US Airways Provisions shall inure to the benefit of US Airways and its successors and assigns, and (without limitation of the foregoing) US Airways is hereby constituted, and agreed to be, an express third party beneficiary of the US Airways Provisions.

            SECTION 10.7.  Headings.  The headings of the various
Articles and Sections herein and in the table of contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

            SECTION 10.8. Counterpart Form. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same agreement.

            SECTION 10.9. Subordination. (a) As between the Liquidity Providers and the Policy Provider, on the one hand, and the Trustees and the Certificateholders, on the other hand, and as among the Trustees and the related Certificateholders, this Agreement shall be a subordination agreement for purposes of Section 510 of the United States Bankruptcy Code, as amended from time to time.

            (b) Notwithstanding the provisions of this Agreement, if prior to the payment in full to (i) the Liquidity Providers of all Liquidity Obligations then due and payable and (ii) the Policy Provider of all Policy Provider Obligations then due and payable, any party hereto shall have received any payment or distribution in respect of Equipment Notes or any other amount under the Indentures or other Operative Agreements which, had the subordination provisions of this Agreement been properly applied to such payment, distribution or other amount, would not have been distributed to such Person, then such payment, distribution or other amount shall be received and held in trust by such Person and paid over or delivered to the Subordination Agent for application as provided herein.

            (c) If any Trustee, any Liquidity Provider, the Policy Provider or the Subordination Agent receives any payment in respect of any obligations owing hereunder (or, in the case of the Liquidity Providers or the Policy Provider, in respect of the Liquidity Obligations or the Policy Provider Obligations, as the case may be), which is subsequently invalidated, declared preferential, set aside and/or required to be repaid to a trustee, receiver or other party, then, to the extent of such payment, such obligations (or, in the case of the Liquidity Providers or the Policy Provider, such Liquidity Obligations or Policy Provider Obligations, as the case may be) intended to be satisfied shall be revived and continue in full force and effect as if such payment had not been received.

            (d) The Trustees (on behalf of themselves and the holders of Certificates), the Liquidity Providers, the Policy Provider and the Subordination Agent confirm that the payment priorities specified in Sections 2.4, 3.2 and 3.3 shall apply in all circumstances, notwithstanding the fact that the obligations owed to the Trustees and the holders of Certificates are secured by certain assets and the Liquidity Obligations and the Policy Provider Obligations may not be so secured. The Trustees expressly agree (on behalf of themselves and the holders of Certificates) not to assert priority over the holders of Liquidity Obligations or the Policy Provider Obligations (except as specifically set forth in Section 2.4, 3.2 or 3.3) due to their status as secured creditors in any bankruptcy, insolvency or other legal proceeding.

            (e) Each of the Trustees (on behalf of themselves and the holders of Certificates), the Liquidity Providers, the Policy Provider and the Subordination Agent may take any of the following actions without impairing its rights under this Agreement:

            (i) obtain a Lien on any property to secure any amounts owing to it hereunder, including, in the case of the Liquidity Providers and the Policy Provider, the Liquidity Obligations or the Policy Provider Obligations, as the case may be,

            (ii) obtain the primary or secondary obligation of any other obligor with respect to any amounts owing to it hereunder, including, in the case of the Liquidity Providers and the Policy Provider, any of the Liquidity Obligations or the Policy Provider Obligations, as the case may be,

            (iii) renew, extend, increase, alter or exchange any amounts owing to it hereunder, including, in the case of the Liquidity Providers and the Policy Provider, any of the Liquidity Obligations or the Policy Provider Obligations, as the case may be, or release or compromise any obligation of any obligor with respect thereto,

            (iv) refrain from exercising any right or remedy, or delay in exercising such right or remedy, which it may have, or

            (v) take any other action which might discharge a subordinated party or a surety under applicable law;

provided, however, that the taking of any such actions by any of the Trustees, the Liquidity Providers, the Policy Provider or the Subordination Agent shall not prejudice the rights or adversely affect the obligations of any other party under this Agreement.

            SECTION 10.10. Governing Law. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

            SECTION 10.11.  Submission to Jurisdiction; Waiver of
Jury Trial; Waiver of Immunity. (a) Each of the parties hereto hereby irrevocably and unconditionally:

            (i) submits for itself and its property in any legal action or proceeding relating to this Agreement or any other Operative Agreement, or for recognition and enforcement of any judgment in respect hereof or thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and the appellate courts from any thereof;

            (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to each party hereto at its address set forth in Section
      10.3 hereof, or at such other address of which the other parties shall have been notified pursuant thereto; and

            (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

            (b) EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each of the parties warrants and represents that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with such legal counsel. THIS WAIVER IS IRREVOCABLE, AND CANNOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

            (c) Each Liquidity Provider hereby waives any immunity it may have from the jurisdiction of the courts of the United States of America or of any State and waives any immunity any of its properties located in the United States of America may have from attachment or execution upon a judgment entered by any such court under the United States Foreign Sovereign Immunities Act of 1976 or any similar successor legislation.



            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.


                              STATE STREET BANK AND TRUST COMPANY
                              OF CONNECTICUT, NATIONAL ASSOCIATION,
                              not in its individual capacity
                              but solely as Trustee for the
                              Trust




                              By    /s/ John G. Correia
                                ---------------------------------------
                                Name:   John G. Correia
                                Title:  Assistant Secretary


                              BAYERISCHE LANDESBANK GIROZENTRALE,
                                as Class G Liquidity Provider




                              By    /s/ Bernd Lonner
                                ---------------------------------------
                                Name:   Bernd Lonner
                                Title:  Vice President




                              By    /s/ Rudiger Fern
                                ---------------------------------------
                                Name:   Rudiger Fern
                                Title:  Senior Vice President


                              MBIA INSURANCE CORPORATION,
                                as the Policy Provider




                              By    /s/ Pauline M. Cullen
                                ---------------------------------------
                                Name:   Pauline M. Cullen
                                Title:  Deputy General Counsel


                              STATE STREET BANK AND TRUST COMPANY OF
                                CONNECTICUT, NATIONAL ASSOCIATION,
                                not in its individual capacity except
                                as expressly set forth herein but
                                solely as Subordination Agent and trustee




                              By    /s/ John G. Correia
                                ---------------------------------------
                                Name:   John G. Correia
                                Title:  Assistant Secretary